UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

Paylocity Holding Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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paylocity

Forward Together.

2022

Notice of Annual Meeting of Stockholders and Proxy Statement

Letter to
Stockholders

October 21, 2021

Dear Stockholder:

You are cordially invited to attend this year’s Annual Meeting of Stockholders of Paylocity Holding Corporation on December 1, 2021, at 8:30 a.m. Central Time. Due to the ongoing public health impact of the novel coronavirus disease (“COVID-19”), this year’s Annual Meeting of Stockholders will be conducted completely virtually via a live webcast. You will be able to listen to the Annual Meeting of Stockholders, submit your questions, and vote during the live webcast of the meeting by visiting http://www.virtualshareholdermeeting.com/PCTY2021 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials primarily over the Internet. On or about October 21, 2021, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders for the fiscal year ended June 30, 2021, over the Internet. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how you can receive a paper copy of the proxy materials by mail. If you receive your annual meeting materials by mail, the Notice of Annual Meeting of Stockholders, Proxy Statement, 2021 Annual Report and proxy card will be enclosed. If you receive your proxy materials via e-mail, the e-mail will contain voting instructions and links to the Annual Report and Proxy Statement on the Internet, both of which are available at www.proxyvote.com.

Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Whether or not you plan to attend the meeting, your vote is very important, and we encourage you to vote promptly. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. If you attend the virtual meeting, you will have the right to revoke the proxy and vote your shares during the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

We look forward to seeing you at the annual meeting.

Sincerely yours,

Steven R. Beauchamp
Chief Executive Officer

Paylocity 2022 Proxy Statement       1

Notice of 2022 Annual
Meeting of Stockholders

Date
Wednesday, December 1, 2021, at 8:30 a.m. Central Time
Place
Virtually at www.virtualshareholdermeeting.com/PCTY2021
Record Date

You can vote if you were a stockholder of record at the close of business on October 4, 2021. Attendance at the meeting is limited to stockholders or their proxy holders and Company guests. Only stockholders or their valid proxy holders may address the meeting.

Important notice regarding the internet availability of proxy materials for the Annual Meeting of Stockholders to be held on December 1, 2021.

A complete set of proxy materials relating to our annual meeting, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report, is available on the Internet and may be viewed at www.proxyvote.com.

Purposes
Proposal No. 1
To elect three Class II directors to hold office for three-year terms or until their respective successors are elected and qualified, or their earlier death, resignation or removal.
FOR each director nominee
Proposal No. 2
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2022.
FOR
Proposal No. 3
To vote on a non-binding basis to approve the compensation of our named executive officers.
FOR
Proposal No. 4
To approve an amendment to our First Amended and Restated Certificate of Incorporation to declassify our board of directors.
FOR
Proposal No. 5
To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Voting
IMPORTANT: Please vote your shares by submitting a proxy by Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card. The proxy card describes your voting options in more detail. If you attend the meeting, you may choose to vote online at the meeting even if you have previously voted your shares.
You may vote your shares by submitting a proxy by Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card or by voting at the Annual Meeting. The proxy card describes your voting options in more detail. If for any reason you desire to revoke your proxy, you can do so at any time before it is voted.
Mailing
On or about October 21, 2021, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2021 Annual Report to Stockholders and how to vote.
For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices.

Attending the Meeting
The meeting will be held virtually at www.virtualshareholdermeeting.com/PCTY2021.
●	Meeting starts at 8:30 a.m. Central Time.
●	Please have your 16-digit control number to join the Annual Meeting.
●	The use of cameras and other recording devices is not allowed.
Questions
For Questions Regarding:	Contact:
Annual meeting	Paylocity Investor Relations Investors@paylocity.com
Stock ownership for registered holders	Equiniti Shareowner Services (800) 468-9716 (within the U.S. and Canada) or 651-450-4064 (worldwide) or www.shareowneronline.com
Stock ownership for beneficial holders	Please contact your broker, bank or other nominee
Voting for registered holders	Paylocity Investor Relations Investors@paylocity.com
Voting for beneficial holders	Please contact your broker, bank or other nominee

2       Paylocity 2022 Proxy Statement

Paylocity Holding Corporation

2	Notice of 2022 Annual Meeting of Stockholders
4	Proxy Statement for Annual Meeting of Stockholders to be held December 1, 2021
4	Solicitation and Voting
7	Proposal No. 1 Election of Directors
13	Corporate Governance
24	Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm
25	Report of the Audit Committee
26	Executive Officers
29	Compensation Discussion and Analysis
42	Report of the Compensation Committee
43	Compensation of Named Executive Officers
54	Equity Compensation Plan Information
55	Certain Relationships and Related Party Transactions
57	Security Ownership of Certain Beneficial Owners and Management
59	Delinquent Section 16(a) Reports
60	Proposal No. 3 Advisory Vote to Approve the Compensation of Our Named Executive Officers
61	Proposal No. 4 Declassification of the Board of Directors
62	Stockholder Proposals or Nominations to be Presented at Next Annual Meeting
63	Transaction of Other Business
64	Stockholders Sharing the Same Last Name and Address
A-1	Appendix A – Second Amended and Restated Certificate of Incorporation of Paylocity Holding Corporation

Paylocity 2022 Proxy Statement       3

Proxy Statement for Annual Meeting of Stockholders to be Held December 1, 2021

The board of directors of Paylocity Holding Corporation is soliciting your proxy for the 2022 Annual Meeting of Stockholders to be held on December 1, 2021, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and related materials are first being made available to stockholders on or about October 21, 2021. References in this Proxy Statement to the “Company,” “we,” “our,” “us” and “Paylocity” are to Paylocity Holding Corporation and its consolidated subsidiaries, and references to the “annual meeting” are to the 2022 Annual Meeting of Stockholders. When we refer to the Company’s fiscal year, we mean the annual period ended on June 30, 2021. This proxy statement covers our 2021 fiscal year, which was from July 1, 2020 through June 30, 2021 (“fiscal 2021”).

Solicitation and Voting

Record Date

Only stockholders of record at the close of business on October 4, 2021 will be entitled to notice of and to vote at the meeting and any adjournment thereof. At the close of business on this record date, a total of 55,020,497 shares of our common stock were outstanding and entitled to vote. Each share of common stock has one vote.

Quorum

A majority of the shares of common stock issued and outstanding as of the record date must be present at the meeting or represented by proxy to constitute a quorum for the transaction of business at the meeting. Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote at the virtual meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

Vote Required to Adopt Proposals

Each share of our common stock outstanding on the record date is entitled to one vote on each of the three director nominees. Each share of our common stock outstanding on the record date is entitled to one vote on each other matter. For the election of the directors, the nominees to serve as Class II directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election. You may vote “For” or “Withhold” with respect to the director nominees. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have no effect on the election of the directors. With respect to the ratification of the appointment of our independent registered audit firm and the advisory vote to approve the compensation of our named executive officers, approval of the proposals requires the affirmative vote of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the matters. Because the vote on compensation of named executive officers is advisory, it will not be binding upon our board of directors. Lastly, the approval of the amendment to our certificate of incorporation to declassify our board of directors requires the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares entitled to vote on the matter.

4       Paylocity 2022 Proxy Statement

Solicitation and Voting

Effect of Abstentions and Broker Non-Votes

Broker non-votes, if any, and shares voted “Withhold” will have no effect on the election of the directors. For each of the other proposals, broker non-votes, if any, will not be counted in determining the number of votes cast and will have no effect on the approval of these proposals, but abstentions will have the same effect as negative votes. Proposal No. 2 is a routine matter and no broker non-votes are expected to exist in connection with Proposal No. 2. If your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares of common stock on Proposal No. 2 regarding ratification of our independent auditors but will not be permitted to vote your shares of common stock with respect to Proposal Nos. 1, 3 and 4, unless you provide instructions as to how your shares should be voted. If an executed proxy card is returned by a bank or broker holding shares, which indicates that the bank or broker has not received voting instructions and does not have discretionary authority to vote on the proposals, the shares will not be considered to have been voted in favor of the proposals. Your bank or broker will vote your shares on Proposal Nos. 1, 3 and 4 only if you provide instructions on how to vote by following the instructions they provide to you. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual annual meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Voting Instructions

If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your voting instructions. If no choice is indicated on a signed and dated proxy card, the shares will be voted as the board recommends on each proposal as follows: “FOR” the election of each of the nominees named herein, “FOR” the ratification of the appointment of our independent auditors and “FOR” the approval of the amendment to our certificate of incorporation to declassify our board of directors. Many banks and brokerage firms have a process for their beneficial owners to provide instructions via telephone or the Internet. The voting instruction form that you receive from your bank or broker will contain instructions for voting.

Depending on how you hold your shares, you may vote in one of the following ways:

Stockholders of Record: You may vote by either marking, signing and returning the enclosed proxy card or via the instructions included in your Notice or using telephone or Internet voting. You may also vote online during the virtual annual meeting.

Beneficial Stockholders: Your bank, broker or other holder of record will provide you with a voting instruction form for you to use to instruct them on how to vote your shares. Check the instructions provided by your bank, broker or other holder of record to see which voting options are available to you. However, since you are not the stockholder of record, you may not vote your shares at the virtual annual meeting unless you request and obtain a valid, “legal” proxy from your bank, broker or other agent.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on November 30, 2021. Submitting your proxy by mail or telephone or via the Internet will not affect your right to vote online should you decide to attend the virtual annual meeting.

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close by returning a later-dated proxy card, by voting again by Internet or telephone as more fully detailed in your Notice or proxy card or by delivering written instructions to the Corporate Secretary before the annual meeting. Attendance at the annual meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the annual meeting. If your shares are held in an account at a bank, brokerage firm or other agent, you may change your vote by submitting new voting instructions to your bank, brokerage firm or other agent, or, if you have obtained a “legal” proxy from your bank, brokerage firm or other agent giving you the right to vote your shares, by attending the virtual annual meeting and voting online.

Paylocity 2022 Proxy Statement       5

Solicitation and Voting

Solicitation of Proxies

We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable, out-of-pocket costs for forwarding proxy and solicitation material to the beneficial owners of common stock. We may use the services of our officers, directors and employees to solicit proxies, personally or by telephone, without additional compensation.

Voting Results

We will announce preliminary voting results at the virtual annual meeting. We will report final results in a Form 8-K report filed with the SEC.

6       Paylocity 2022 Proxy Statement

Proposal No. 1
Election of Directors

We have a classified board of directors consisting of three Class I directors, three Class II directors and three Class III directors. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting date.

The term of the Class II directors, Virginia G. Breen, Robin L. Pederson and Ronald V. Waters III, will expire on the date of the 2022 annual meeting. Accordingly, three persons are to be elected to serve as Class II directors of the board of directors at the meeting. The board’s nominees for election by the stockholders to those three positions are the three current Class II members of the board of directors: Virginia G. Breen, Robin L. Pederson, and Ronald V. Waters III. If elected, the nominees will serve as directors until our 2025 annual meeting of stockholders, unless Proposal No. 4 is approved, and until their respective successors are elected and qualified, or their earlier death, resignation or removal. If the proposed change to our certificate of incorporation is approved as described in Proposal No. 4, the aforementioned Class II directors will serve until our 2023 annual meeting of stockholders. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate. The proxies cannot vote for more than three persons.

The three nominees for Class II director receiving the highest number of votes of shares of common stock will be elected as Class II directors. A “Withhold” vote will have no effect on the vote.

We believe that each of our directors has demonstrated business acumen, ethical integrity and an ability to exercise sound judgment as well as a commitment of service to us and our board of directors.

The Board of Directors unanimously recommends that you vote “FOR” the election of Virginia G. Breen, Robin L. Pederson, and Ronald V. Waters III as Class II Directors. Proxies will be so voted unless stockholders specify otherwise in their proxies.

The names of our directors who will continue in office until the 2023 and 2024 annual meetings of stockholders, as well as the nominees for Class II directors to be elected at this meeting, and certain information about them as of October 21, 2021 is set forth below. Also set forth below are the specific experience, qualifications, attributes or skills that led our nominating and corporate governance committee to conclude that each person should serve as a director.

Name	Position	Age	Director Since
Class I Directors Whose Terms Expire at the 2024 Annual Meeting of Stockholders
Steven I. Sarowitz	Chairman	55	1997
Ellen Carnahan	Director	66	2016
Jeffrey T. Diehl	Director	51	2008
Class II Directors Nominated for Election at the 2022 Annual Meeting of Stockholders
Virginia G. Breen	Director	57	2018
Robin L. Pederson	Director	62	2020
Ronald V. Waters III	Director	69	2013
Class III Directors Whose Terms Expire at the 2023 Annual Meeting of Stockholders
Steven R. Beauchamp	Chief Executive Officer and Director	49	2007
Andres D. Reiner	Director	50	2014
Kenneth B. Robinson	Director	66	2020

Paylocity 2022 Proxy Statement       7

Proposal No. 1 Election of Directors

Directors Continuing in Office until the 2024 Annual Meeting of Stockholders

Steven I. Sarowitz Chairman of the Board Age: 55 Director Since: 1997 Committees: None

Biography

Steven I. Sarowitz founded Paylocity in 1997 and is our Chairman. Mr. Sarowitz was the Chief Executive Officer of Blue Marble Payroll, an international payroll aggregator, prior to its acquisition by Paylocity in August 2021. In addition, Mr. Sarowitz is a Director of Payescape, a UK payroll provider, and a partner in Wayfarer Studios and Wayfarer Entertainment. Prior to founding Paylocity, Mr. Sarowitz worked at Robert F. White, a Chicago-based independent payroll service firm. He later was an executive at three privately-held payroll companies. Mr. Sarowitz formerly served as President of the Independent Payroll Providers Association. Mr. Sarowitz holds a B.A. in Economics from the University of Illinois at Urbana. Mr. Sarowitz brings to our board of directors extensive executive leadership and operational experience in payroll services companies, and his experience and familiarity with our business as the founder and Chairman.

Ellen Carnahan Independent Age: 66 Director Since: 2016 Committees: Audit & Compensation (Chair) Other Current Public Company Boards: Enova International, Inc.

Biography

Ellen Carnahan has served as a director since November 2016. Ms. Carnahan is currently Principal of Machrie Enterprises, where she has served since 2008 as an investor in private companies and venture funds and director of public and venture-backed private technology companies. She previously spent more than 18 years at William Blair Capital Management, where she served as Managing Director and Head of Technology Investing. From 1983 to 1987, Ms. Carnahan served as Vice President of Marketing and Planning at SPSS, Inc., an analytics software vendor now part of IBM Corporation. Ms. Carnahan has served on the boards of directors for numerous public companies, including since 2015 as a director of Enova International, Inc., a leading provider of online financial services to non-prime consumers and small businesses, and from 2003 to 2015 as a director for Integrys Energy Group, Inc., an energy holding company whose operating subsidiaries provided natural gas and electricity in regulated and non-regulated markets. She is the Chair of the Audit Committee at Enova International, Inc. Ms. Carnahan also serves as a trustee of The JNL Funds, a registered investment fund, and has served on its audit and governance committees and chairs one of the investment committees. Ms. Carnahan is an active member of Chicago’s corporate and entrepreneurship community. In 2021, she received the 1871 Chicagoness Award in recognition of her commitment to and leadership in the Chicago entrepreneurial community. In 2010, she was appointed to the Illinois Governor’s Economic Recovery Commission, and in 2010 and 2015, she was named one of the Techweek100 Top Technology Leaders in Chicago. Ms. Carnahan holds an M.B.A. from the Booth School at the University of Chicago and a B.B.A. from the University of Notre Dame.

8       Paylocity 2022 Proxy Statement

Proposal No. 1 Election of Directors

Jeffrey T. Diehl Independent Age: 51 Director Since: 2008 Committees: Nominating and Corporate Governance (Chair) Other Current Public Company Boards: Q2 Holdings, Inc.

Biography

Jeffrey T. Diehl has served as a director since May 2008. Mr. Diehl is currently the Managing Partner & Head of Investments at Adams Street Partners, LLC, a global private equity investment management firm. Prior to joining Adams Street Partners in 2000, Mr. Diehl worked at Brinson Partners/UBS Global Asset Management and The Parthenon Group. Mr. Diehl serves as a director of various private companies and a public company, Q2 Holdings, Inc., a virtual banking solutions company. Mr. Diehl holds a B.S. from Cornell University and an M.B.A. from Harvard University. Mr. Diehl brings to our board of directors years of experience as an advisor to a wide range of technology companies, including companies in the software, IT-enabled business services and consumer Internet/media sectors. Mr. Diehl’s experience with the growth and development of technology companies provides our board of directors with a unique perspective on our long-term strategy.

Nominees for Election to a Three-Year Term Expiring at the 2025 Annual Meeting of Stockholders

Virginia G. Breen
Independent

Age: 57
Director Since: 2018
Committees: Audit
& Nominating and
Corporate Governance
Other Current Public
Company Boards:
Jones Lang LaSalle
Income Property Trust,
Tech & Energy
Transition Corp

Biography

Virginia G. Breen has served as a director since September 2018. Ms. Breen has been an institutional investor and board member in private and public equity for more than 30 years. She has served as a trustee of Jones Lang LaSalle Income Property Trust, a public, non-traded, daily-priced REIT since 2004. Since February 2020, Ms. Breen has served as a trustee of NB Private Market Access Fund since October 2020 and NB Crossroads Private Markets Fund VI Holdings, LLC since April 2017, Ms. Breen has served as a director of NB Crossroads Private Markets Fund V Holdings LLC. Additionally, she has served as a director of NB Crossroads Private Markets Fund IV Holdings LLC since November 2015. Since July 2015, Ms. Breen has served as a director of Excelsior Private Markets Fund II, LLC and Excelsior Private Markets Fund III, LLC. Ms. Breen has also served as a director of UST Global Private Markets Fund, LLC since its inception in July 2008 until its sale in January 2021. Since 2008, Ms. Breen has served on the board of managers of the UBS A&Q Fund Complex, consisting of three portfolios, each of which is or was registered under the Investment Company Act of 1940, as amended. Since 2015, Ms. Breen has served as a trustee for the Calamos Fund Complex consisting of 26 portfolios. She has also served as a director of Tech & Energy Transition Corp. (NASDAQ: TETC) since March 2021. Ms. Breen holds an M.B.A. from Columbia University and an A.B. in Computer Science from Harvard College.

Paylocity 2022 Proxy Statement       9

Proposal No. 1 Election of Directors

Robin L. Pederson Independent Age: 62 Director Since: 2020 Committees: Compensation

Biography

Robin L. Pederson has served as a director since March 2020. Mr. Pederson currently serves as Executive Chairman of Alula, a smart security and automation system company, Power Reviews, a software and data company, Sauce Labs, a web and mobile application testing company, and Frontsteps, a community resource and security management software company. Mr. Pederson also serves as Executive Director of Aircall, a cloud-based call center software company. From 2013 to 2017, he served as an Operating Executive at Marlin Equity Partners (“Marlin”), a global investment firm with over $6.7 billion of capital under management. During that time, he successfully led the acquisitions of five platforms and served as Executive Chairman of technology companies, including Arcserve, Changepoint, Fidelis Cybersecurity, Lochbridge, Uniface, Openwave Messaging and Openwave Mobility. Prior to his time at Marlin, Mr. Pederson served as the COO of Infor Global Solutions, one of the largest privately held software companies in the world. Mr. Pederson holds a B.S.B.A from the University of North Dakota.

Ronald V. Waters III
Lead Independent

Age: 69
Director Since: 2013
Committees: Audit
(Chair), Compensation
& Nominating and
Corporate Governance
Other Current Public
Company Boards:
Fortune Brands Home &
Security, Inc.,
HNI Corporation

Biography

Ronald V. Waters III has served as a director since November 2013 and also serves as the Lead Independent Director. Mr. Waters has been an independent business consultant since May 2010. From 2009 to May 2010, he was a Director and the President and Chief Executive Officer of LoJack Corporation (“LoJack”), a worldwide marketer of wireless tracking and recovery systems for valuable mobile assets, and from 2007 to 2008, he was a Director and the President and Chief Operating Officer of LoJack. He is a director of Fortune Brands Home & Security, Inc., a home and security products company, and HNI Corp., a manufacturer of office furniture and a manufacturer and marketer of gas- and wood-burning fireplaces. From 2012 to 2015, Mr. Waters served as a director of Chiquita Brands International, Inc., an international marketer and distributor of food products. From 2006 to 2007, Mr. Waters served as a director of Sabre Holdings Corporation. Mr. Waters brings to our board of directors leadership experience through his former role as Chief Executive Officer of LoJack and significant finance expertise derived primarily from his current service on the audit committees of two other public companies and previous roles as a director and Chief Operating Officer at a public company, Chief Financial Officer at Wm. Wrigley Jr. Company, Controller at The Gillette Company and partner at KPMG LLP. Mr. Waters also brings to our board of directors international, legal and information technology expertise derived primarily from his service in various roles at several large public companies.

10     Paylocity 2022 Proxy Statement

Proposal No. 1 Election of Directors

Directors Continuing in Office Until the
2023 Annual Meeting of Stockholders

Steven R. Beauchamp Chief Executive Officer and Director Age: 49 Director Since: 2007 Committees: None

Biography

Steven R. Beauchamp is our Chief Executive Officer and a director. Prior to joining Paylocity in 2007, Mr. Beauchamp was employed by Paychex, Inc., from September 2002 to August 2007 and served as VP of Product Management and as a Corporate Officer. Mr. Beauchamp also served as Vice President of Payroll Operations for Advantage Payroll Services, Inc. from August 2001 to September 2002 after Advantage Payroll acquired Payroll Central where he served as President from May 1999 to August 2001. Mr. Beauchamp also spent three years in operations management with ADP Canada from May 1995 to April 1998. Mr. Beauchamp holds a B.B.A. from Wilfrid Laurier University and an M.B.A. from Queen’s University. Mr. Beauchamp brings to our board of directors over 20 years of experience in management positions in payroll services companies, and his experience and familiarity with our business as our Chief Executive Officer.

Andres D. Reiner Independent Age: 50 Director Since: 2014 Committees: Compensation & Nominating and Corporate Governance Other Current Public Company Boards: PROS Holdings, Inc.

Biography

Andres D. Reiner has served as a director since September 2014. Since 2010, Mr. Reiner has served as the President and Chief Executive Officer and a director of PROS Holdings, Inc. (“PROS”), an enterprise software company. Since 1999, and prior to his appointment as President and Chief Executive Officer, Mr. Reiner held a series of positions with PROS, including Senior Vice President of Product Development and Executive Vice President of Product and Marketing. Prior to joining PROS, Mr. Reiner held various technical and management positions in technology companies including Platinum Technology, ADAC Healthcare Information Systems, and Kinesix. Mr. Reiner holds a B.S. in Computer Science with a minor in Mathematics from the University of Houston. Mr. Reiner brings to our board of directors leadership experience through his role as President and Chief Executive Officer of PROS, as well as knowledge and experience with product development and innovation at technology companies.

Paylocity 2022 Proxy Statement     11

Proposal No. 1 Election of Directors

Kenneth B. Robinson Independent Age: 66 Director Since: 2020 Committees: Audit Other Current Public Company Boards: Abercrombie & Fitch Co.

Biography

Kenneth B. Robinson has served as a director since March 2020. Mr. Robinson was the Senior Vice President of Audit Services at Exelon Corporation, an integrated power and utility company, from 2016 to 2020. Prior to Exelon, Mr. Robinson spent almost 40 years at The Procter & Gamble Company in a variety of senior finance leadership roles, including Chief Financial Officer – Global Personal Beauty Care and Global Chief Audit Executive. Mr. Robinson serves as an Independent Director of Abercrombie & Fitch and as Trustee of the International Financing Reporting Standards Foundation; he also is a former Trustee of the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board and the Governmental Accounting Standards Board. Mr. Robinson holds a B.S. from Mississippi State University and an M.B.A. from the University of Memphis.

12     Paylocity 2022 Proxy Statement

Corporate
Governance

Director Independence

Our board of directors has determined that each of Mses. Breen and Carnahan and Messrs. Diehl, Pederson, Reiner, Robinson and Waters is an “independent director” for purposes of the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Exchange Act as the term relates to membership on the board of directors.

The definition of independence under the rules of the Nasdaq Global Select Market (the “Nasdaq Listing Rules”) includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his or her family members, has engaged in various types of business dealings with us. In addition, as further required by the Nasdaq Listing Rules, our board has made a subjective determination as to each independent director that no material relationships exist that, in the opinion of our board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board reviewed and discussed information provided by the directors in questionnaires with questions tailored to the Nasdaq Listing Rules with regard to each director’s business and personal activities as they may relate to us and our management.

Board of Directors Leadership Structure

The board of directors has adopted corporate governance guidelines to promote the functioning of the board and its committees. These guidelines address board composition, board functions and responsibilities, qualifications, leadership structure, committees and meetings.

Our Corporate Governance Guidelines do not contain a policy mandating the separation of the offices of the Chairman of the Board and the Chief Executive Officer, and the board is given the flexibility to select its Chairman and our Chief Executive Officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the Chairman and the Chief Executive Officer may be filled by one individual or two. The board has chosen to separate the positions of Chairman of the Board and Chief Executive Officer. We believe this structure is optimal for us because it avoids any duplication of effort between the Chairman and the Chief Executive Officer and permits our Chief Executive Officer to focus his efforts on the day-to-day management of the Company. This separation provides strong leadership for the board and the Company through the Chairman, while also positioning our Chief Executive Officer as our leader in the eyes of our employees and other stakeholders. The board may reconsider the best board leadership structure for us from time to time.

Risk Management

Our risk management function is overseen by our board of directors. Through our management reports and company policies, such as our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our audit committee’s and compensation committee’s review of financial and other risks, we keep our board of directors apprised of material risks and provide our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us and how our management addresses those risks. Mr. Beauchamp, as our Chief Executive Officer, works with our independent directors and with management when material risks are identified by the board of directors or management to address such risk. If the identified risk poses an actual or potential conflict with management, our independent directors would conduct an assessment by themselves.

Paylocity 2022 Proxy Statement     13

Corporate Governance

Corporate Social Responsibility

Paylocity is committed to being a leader in social and environmental responsibility, and corporate governance and we have programs in place across our business to deliver on that commitment. We are focused on creating a positive experience for our employees and providing world-class service to our clients. We also consider our stewardship of resources and the impact we have on our communities and the world we live in to be a serious responsibility that guides our actions in how we treat and care for one another, and the environment. For additional information regarding our corporate social responsibility initiatives, please visit our Corporate Social Responsibility website at https://www.paylocity.com/who-we-are/about-us/corporate-responsibility/.

Culture & Engagement

We strive to be an organization where every employee has a voice, feels welcomed and is empowered to do their best work. Our core values drive our culture – we believe in earning it every day, that growth fuels opportunity, thinking next generation, living the reputation, and being unbeatable together. Our core values serve as the foundation from which we create an engaging culture for our employees, how we train and develop our teams and how we identify the right talent for our organization. Our approach to drive a strong culture and employee engagement has been validated externally as Paylocity has been named a certified Great Place To Work on multiple occasions.

We support a number of employee resource groups at Paylocity including PCTY Equality, which focuses on fostering a positive work environment and providing support for employees and allies of the LGBTQ+ community, PCTY Virtual Connect, which helps bring our remote employees closer together, our PCTY Oneworld group, which fosters an inclusive work environment and provides support for our employees of diverse ethnic backgrounds, and we support and celebrate women through the PCTY Sheroes group. Each of these groups are organized to give employees the chance to build community and connections, voice their ideas and perspectives, personally develop and grow, and shape our culture to make a difference at work and in our local communities. We also give back to our local communities through our PCTY Gives programs where we donate directly to charities across the country, and through our Elevate your Passion grants where our employees can direct donations to organizations they support.

Diversity & Inclusion

Our ongoing dedication to diversity, equity, and inclusion (“DE&I”) is not new and has been foundational to our culture. We remain committed to increasing the representation of minority groups within our organization, including in leadership roles, and we directly focus on these goals within our talent acquisition and employee development efforts. Our focus includes attracting diverse candidates to our organization while also investing in professional development and mentorship programs focused on underrepresented employee groups. We also provide full transparency to our DE&I related data and key initiatives and our metrics are available on our website. We are also proud of the ongoing efforts of our diversity leadership council, led by our chief diversity officer, and our equality focused employee resource group that strive to create a DE&I focus in everything we do at Paylocity. We developed an unconscious bias training program for all of our employees and we made that content available to our clients and their employees in our learning management system to lead the way in making an even broader impact.

Sustainability

PCTY Sustainability employee resource group is a self-organizing group of employees from across the business who share a common interest in fostering sustainable practices in both our work environment and the lives of our employees. We have harnessed the creativity and input of our employees to identify new sustainability initiatives, both large and small, across our business to drive positive impacts. We are focused on operating our business and our facilities in ways that conserve energy, water, and raw materials. Along with the traditional three R’s – Reduce, Reuse, and Recycle – our PCTY Sustainability employee resource group adds Reimagine, Respect, and Remember to remind us to think outside the box when working to improve our business practices and driving greater sustainability and environmental awareness both inside and outside of Paylocity. We are working to solve the enterprise goals of zero waste and net-zero carbon emissions from our business activities.

14     Paylocity 2022 Proxy Statement

Corporate Governance

Governance

We also believe in responsible corporate governance, which is driven by both our executive management team and our board. Our executive team and our board of directors play a critical role in driving our core values from the top down and has established corporate governance policies and procedures that guide our decisions and strategy. Our board and our executive team are committed to creating long-term value for our company and stockholders while promoting transparency and adhering to the highest ethical values.

The board, along with our executive management team, is also focused on risk management across our business, including the protection of our clients’ sensitive data. Data and cyber security are at the forefront of our risk management efforts, led by our Chief Information Security Officer and a dedicated information security team. We hold an ISO 27001 certification, undergo annual SOC audits, and we are continuously investing in our information security efforts, including advanced monitoring technologies on all levels of our applications and infrastructure.

Executive Sessions and Lead Independent Director

Non-management directors generally meet in executive session each time the board of directors holds a regularly scheduled meeting. The board’s policy is to hold executive sessions without the presence of management as a part of all regular board meetings, and, in any event, at least twice during each calendar year. The Company’s Corporate Governance Guidelines provide that a non-management independent director shall be chosen to preside at each executive session.

The board of directors has elected a non-management director to serve in a lead capacity (“Lead Independent Director”) to coordinate the activities of the other non-management directors, and to perform any other duties and responsibilities that the board of directors may determine. While the board annually elects a Lead Independent Director, it is generally expected that he or she will serve for more than one year. Our current Lead Independent Director is Ronald V. Waters III.

The role of the Lead Independent Director includes:

●presiding at non-management executive sessions, with the authority to call meetings of the independent directors;
●presiding at executive sessions;
●functioning as principal liaison on board-wide issues between the independent directors and the Chairman; and
●if requested by stockholders, ensuring that he/she is available, when appropriate, for consultation and direct communication.

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Corporate Governance

Meetings of the Board of Directors and Committees

The board of directors held five meetings during the fiscal year ended June 30, 2021. The board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Directors are expected to attend at least 75% of the total number of meetings of the board and the committees of the board they serve upon during a given period. Each director attended all of the board of directors and committee meetings for committees served upon during fiscal 2021.

The following table sets forth the standing committees of the board of directors, the members of each committee and the Lead Independent Director as of the date that this Proxy Statement was first made available to our stockholders:

Name of Director	Audit	Compensation	Nominating and Corporate Governance	Lead Independent Director
Steven R. Beauchamp
Virginia G. Breen	●		●
Ellen Carnahan	●
Jeffrey T. Diehl
Robin L. Pederson		●
Andres D. Reiner		●	●
Kenneth B. Robinson	●
Steven I. Sarowitz
Ronald V. Waters III		●	●	●

Member	●	Chair

16     Paylocity 2022 Proxy Statement

Corporate Governance

Audit Committee

Members
Ronald V. Waters III Independent (Chair)	Virginia G. Breen Independent	Ellen Carnahan Independent	Kenneth B. Robinson Independent
Meetings during the fiscal year ended June 30, 2021: 4		Report of the Audit Committee: Page 25

Committee Independence and Expertise

Our board of directors has determined that each member of the audit committee is independent for purposes of the Nasdaq Listing Rules and SEC rules and regulations as they apply to audit committee members. Our board of directors has determined that each of Mses. Breen and Carnahan and Messrs. Robinson and Waters meet the requirements for financial literacy and sophistication, and that Mr. Waters qualifies as an “audit committee financial expert,” under the applicable requirements of the Nasdaq Listing Rules and SEC rules and regulations. The composition of our audit committee complies with all applicable requirements in the Nasdaq Listing Rules and SEC rules and regulations.

Principal Responsibilities

The functions of the audit committee include the following:

●	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
●	ensuring the independence of the independent registered public accounting firm;
●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
●	establishing procedures for employees to submit anonymously concerns about questionable accounting or audit matters;
●	considering the adequacy of our internal controls;
●	reviewing material related party transactions or those that require disclosure; and
●	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

The audit committee’s specific responsibilities are set forth in its charter, which the audit committee reviews at least annually. The audit committee has the responsibility and authority to oversee the accounting and financial reporting processes of the Company, the integrity of the financial reports and other financial information and the audits of the Company’s financial statements. The audit committee also reviews the qualifications, independence and performance, and approves the terms of engagement of the Company’s independent auditor. The audit committee also reviews the performance of the Company’s internal audit function and prepares any reports required of the audit committee under SEC rules and regulations.

The audit committee held four meetings during the fiscal year ended June 30, 2021. Additional information regarding the audit committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

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Corporate Governance

Compensation Committee

Members
Ellen Carnahan Independent (Chair)	Robin L. Pederson Independent	Andres D. Reiner Independent	Ronald V. Waters III Independent
Meetings during the fiscal year ended June 30, 2021: 7		Report of the Compensation Committee: Page 42

Committee Independence

Our board of directors has determined that each member of the compensation committee is independent for purposes of the Nasdaq Listing Rules, is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code, as amended.

Principal Responsibilities

The functions of the compensation committee include the following:

●	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
●	reviewing and recommending to our board of directors the compensation of our directors;
●	reviewing and recommending to our board of directors the terms of any compensatory agreements with our executive officers;
●	administering our stock and equity incentive plans;
●	reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and
●	reviewing our overall compensation philosophy.

The compensation committee and board of directors believe that attracting, retaining and motivating our employees, and particularly the Company’s senior management team and key operating personnel, are essential to Paylocity’s performance and enhancing stockholder value. The compensation committee will continue to administer and develop our compensation programs in a manner designed to achieve these objectives.

The compensation committee’s specific responsibilities are set forth in its charter, which the compensation committee reviews at least annually. The compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and recommends the compensation of these officers based on such evaluations. The compensation committee also administers the issuance of stock options and other awards under our equity compensation plans.

Independent Consultant

The compensation committee engages Compensia, Inc. (“Compensia”) to provide independent compensation consulting support. Compensia has provided market information on compensation trends and practices and makes compensation recommendations based on competitive data of a peer group of companies. Compensia is also available to perform special projects at the compensation committee’s request. Compensia provides analyses and recommendations that inform the compensation committee’s decisions but does not decide or approve any compensation actions. As needed, the compensation committee also consults with Compensia on other compensation-related matters, which for fiscal 2021 included a review of total cash and all stock-based compensation for Paylocity’s executives and board of directors. Compensia also provided guidance on executive and board of director stock ownership guidelines. The engagement of any compensation consultant rests exclusively with the compensation committee, which has sole authority to retain and terminate any compensation consultant or other advisor that it uses.

The compensation committee has assessed the independence of Compensia and concluded that no conflicts of interest exist that would prevent Compensia from providing independent and objective advice to the compensation committee.

The compensation committee held seven meetings during the fiscal year ended June 30, 2021.

18     Paylocity 2022 Proxy Statement

Corporate Governance

Nominating and Corporate Governance Committee

Members
Jeffrey T. Diehl Independent (Chair)	Virginia G. Breen Independent	Andres D. Reiner Independent	Ronald V. Waters III Independent
Meetings during the fiscal year ended June 30, 2021: 4

Committee Independence

Our board of directors has determined that each member of the nominating and corporate governance committee is independent for purposes of the Nasdaq Listing Rules and under applicable SEC rules and regulations.

Principal Responsibilities

The functions of the nominating and corporate governance committee include the following:

●	identifying and recommending candidates for membership on our board of directors;
●	reviewing and recommending our corporate governance guidelines and policies;
●	reviewing proposed waivers of the code of conduct for directors and executive officers;
●	overseeing the process of evaluating the performance of our board of directors;
●	reviewing strategic issues and corporate actions relating to environmental, social and governance issues; and
●	assisting our board of directors on corporate governance matters.

The nominating and corporate governance committee’s specific responsibilities are set forth in its charter, which the nominating and corporate governance committee reviews at least annually. The nominating and corporate governance committee has the responsibility and authority to identify, select or recommend candidates for membership on the board of directors, consider committee member qualifications, appointment and removal, recommend corporate governance principles and oversee the evaluation of the board of directors and each committee.

The nominating and corporate governance committee held four meetings during the fiscal year ended June 30, 2021.

Director Nominations

Our nominating and corporate governance committee is responsible for, among other things, assisting our board of directors in identifying qualified director nominees and recommending nominees for each annual meeting of stockholders. The nominating and corporate governance committee’s goal is to assemble a board that brings to Paylocity a diversity of experience in areas that are relevant to our business and that complies with the Nasdaq Listing Rules and applicable SEC rules and regulations. While we do not have a formal diversity policy for board membership, the nominating and corporate governance committee generally considers the diversity of nominees in terms of knowledge, experience, background, skills, expertise, gender, race, ethnicity and other demographic factors. When considering nominees for election as directors, the nominating and corporate governance committee reviews the needs of the board for various skills, background, experience and expected contributions and the qualification standards established from time to time by the nominating and corporate governance committee. The nominating and corporate governance committee believes that directors must also have an inquisitive and objective outlook and mature judgment. Director candidates must have sufficient time available in the judgment of the nominating and corporate governance committee to perform all board and committee responsibilities. Members of the board of directors are expected to rigorously prepare for, attend and participate in all meetings of the board and applicable committee meetings.

Paylocity 2022 Proxy Statement     19

Corporate Governance

Other than the foregoing and the applicable rules regarding director qualification, there are no stated minimum criteria for director nominees. Under the Nasdaq Listing Rules, at least a majority of the members of the board must meet the definition of “independence” and at least one director must be a “financial expert” under the Exchange Act and the Nasdaq Listing Rules and applicable SEC rules and regulations. The nominating and corporate governance committee also believes it appropriate for our Chief Executive Officer to participate as a member of the board of directors.

The nominating and corporate governance committee evaluates annually the current members of the board whose terms are expiring and who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The nominating and corporate governance committee will assess regularly the optimum size of the board and its committees and the needs of the board for various skills, background and business experience in determining if the board requires additional candidates for nomination.

Candidates for director nominations come to our attention from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the nominating and corporate governance committee at any point during the year. Such candidates are to be evaluated against the criteria set forth above. If the nominating and corporate governance committee believes at any time that it is desirable that the board consider additional candidates for nomination, the committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the nominating and corporate governance committee believes it is appropriate, a third-party search firm to assist in identifying qualified candidates.

Our bylaws permit stockholders to nominate directors for consideration at an annual meeting. The nominating and corporate governance committee will consider director candidates validly recommended by stockholders. For more information regarding the requirements for stockholders to validly submit a nomination for director, see “Stockholder Proposals or Nominations to Be Presented at Next Annual Meeting” elsewhere in this Proxy Statement.

Board Diversity

As of October 21, 2021, our board of directors consisted of 22% female and 22% racially diverse board members.

Compensation of Directors

Our directors are eligible to receive equity awards and cash retainers as compensation for service on our board of directors and committees of our board of directors. Under our director compensation package for fiscal 2021, our directors are entitled to receive a $30,000 annual retainer fee. The audit committee chairperson receives an annual fee of $20,000, and members of the audit committee receive an annual fee of $10,000. The compensation committee chairperson receives an annual fee of $15,000, and members of the compensation committee receive an annual fee of $7,500. The nominating and corporate governance committee chairperson receives an annual fee of $10,000, and the members of the nominating and corporate governance committee receive an annual fee of $5,000. The Lead Independent Director receives an annual fee of $16,500.

We also grant members of our board of directors stock awards in addition to the cash compensation described above. In August 2020, the compensation committee of our board of directors approved a restricted stock unit grant entitling each director to receive that number of shares of our common stock equal to approximately $165,000 divided by the then 30 trading day average closing price of our common stock. These grants vest 25% quarterly, such that the grant vests in full on the first anniversary of the grant, provided that the director continues to serve as a director through such vesting date.

20     Paylocity 2022 Proxy Statement

Corporate Governance

The following table sets forth information concerning the compensation earned during the last fiscal year by each director who received such compensation. Our Chief Executive Officer did not receive additional compensation for his service as a director and, consequently, no additional compensation is included in the table. The compensation received by our Chief Executive Officer as an employee is presented under “Compensation of Named Executive Officers—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Total ($)
Steven R. Beauchamp	$—		$—		$—
Virginia G. Breen	$45,000	(2)	$158,758	(10)	$203,758
Ellen Carnahan	$55,000	(3)	$158,758	(10)	$213,758
Jeffrey T. Diehl	$40,000	(4)	$158,758	(10)	$198,758
Robin L. Pederson	$37,500	(5)	$158,758	(10)	$196,258
Andres D. Reiner	$42,500	(6)	$158,758	(10)	$201,258
Kenneth B. Robinson	$40,000	(7)	$158,758	(10)	$198,758
Steven I. Sarowitz	$30,000	(8)	$158,758	(10)	$188,758
Ronald V. Waters III	$79,000	(9)	$158,758	(10)	$237,758
(1)

Amounts represent the aggregate grant date fair value of restricted stock units granted during the year computed in accordance with ASC Topic 718. Assumptions used in calculating the amounts reported in this column are set forth in Note 15 “Benefit Plans” of the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021. Note that the amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that our directors may receive from the awards.

(2)

Consists of $30,000 annual retainer fee for service on the board of directors, $10,000 annual fee for service on the audit committee and $5,000 annual fee for service on the nominating and corporate governance committee.

(3)

Consists of $30,000 annual retainer fee for service on the board of directors, $10,000 annual fee for service on the audit committee and $15,000 annual fee for service as the chairwoman of the compensation committee.

(4)	Consists of $30,000 annual retainer fee for service on the board of directors and $10,000 annual fee for service as the chairman of the nominating and corporate governance committee.
(5)	Consists of $30,000 annual retainer fee for service on the board of directors and $7,500 annual fee for service on the compensation committee.
(6)

Consists of $30,000 annual retainer fee for service on the board of directors, $7,500 annual fee for service on the compensation committee and $5,000 annual fee for service on the nominating and corporate governance committee.

(7)	Consists of $30,000 annual retainer fee for service on the board of directors and $10,000 annual fee for service on the audit committee.
(8)	Consists of $30,000 annual retainer fee for service on the board of directors.
(9)

Consists of $30,000 annual retainer fee for service on the board of directors, $16,500 annual fee for service as Lead Independent Director, $20,000 annual fee for service as the chairman of audit committee, $7,500 annual fee for service on the compensation committee and $5,000 annual fee for service on the nominating and corporate governance committee.

(10)	Consists of 1,206 restricted stock units, all of which vested by August 16, 2021.

Paylocity 2022 Proxy Statement     21

Corporate Governance

Communications with Directors

Stockholders and other interested parties may communicate with the board of directors by mail addressed as follows:

Board of Directors of Paylocity Holding Corporation
c/o Corporate Secretary
1400 American Lane
Schaumburg, Illinois 60173

Please indicate on the envelope that the correspondence contains a stockholder communication. All directors have access to this correspondence. In accordance with instructions from the board, the Corporate Secretary logs and reviews all correspondence and transmits such communications to the full board or individual directors, as appropriate. Certain communications, such as business solicitations, job inquiries, junk mail, patently offensive material or communications that present security concerns may not be transmitted, as determined by the Corporate Secretary.

Director Attendance at Annual Meetings

We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by our board of directors considering the directors’ schedules. All directors are encouraged to attend our annual meeting of stockholders. The board of directors, however, does not have a policy requiring director attendance at our annual meetings of stockholders. All of the directors attended our 2021 Annual Meeting of Stockholders.

Committee Charters and Other Corporate Governance Materials

We have adopted a Code of Business Conduct and Ethics (the “Code”), that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and directors. The Code is available on the investor relations section of our website at http://investors.paylocity.com. A printed copy of the Code may also be obtained by any stockholder free of charge upon request to the Corporate Secretary, Paylocity Holding Corporation, 1400 American Lane, Schaumburg, Illinois 60173. Any substantive amendment to or waiver of any provision of the Code may be made only by the board of directors and will be disclosed on our website as well as via any other means then required by Nasdaq Listing Rules or applicable law.

Our board of directors has also adopted a written charter for each of the audit committee, the compensation committee and the nominating and corporate governance committee. Each charter is available on the investor relations section of our website at http://investors.paylocity.com.

22     Paylocity 2022 Proxy Statement

Corporate Governance

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines (the “Guidelines”) that address the composition of the board, criteria for board membership and other board governance matters. These Guidelines are available on the investor relations section of our website at http://investors.paylocity.com. A printed copy of the Guidelines may also be obtained by any stockholder free of charge upon request to our principal executive office to the Corporate Secretary, Paylocity Holding Corporation, 1400 American Lane, Schaumburg, Illinois 60173.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee are or have been an officer or employee of Paylocity. During the fiscal year ended June 30, 2021, none of the Company’s executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our compensation committee or board of directors.

Paylocity 2022 Proxy Statement     23

Proposal No. 2 Ratification of
Appointment of Independent
Registered Public Accounting Firm

The audit committee of our board of directors has selected KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm to audit the consolidated financial statements of Paylocity Holding Corporation for the fiscal year ending June 30, 2022. KPMG has served as our auditor since May 2013. A representative of KPMG is expected to be present at the annual meeting to respond to appropriate questions and make a statement if he or she so desires.

The following table sets forth the aggregate fees billed by KPMG for the fiscal years ended June 30, 2021 and 2020:

	Fiscal 2021	Fiscal 2020
Audit fees(1)	$1,140,240	$1,146,338
Audit-related fees(2)	$—	$—
Tax fees(3)	$260,000	$75,000
All other fees(4)	$20,000	$80,000
Total fees	$1,420,240	$1,301,338
(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent auditor in connection with statutory or regulatory filings.
(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.
(4)	All other fees consist of fees for services other than the services reported above. These fees, for the years presented, include amounts billed for impact assessment services related to financial system implementations.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by Independent Registered Public Accounting Firm

The audit committee has determined that all services performed by KPMG are compatible with maintaining the independence of KPMG. The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Unless the specific service has been pre-approved with respect to that year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the voting power of the shares present at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting is required for approval of this proposal. Abstentions will have the effect of a vote “against” the ratification of KPMG LLP as our independent registered public accountants. Your bank or broker will have discretion to vote any uninstructed shares on this proposal. If the stockholders do not approve the ratification of KPMG as our independent registered public accounting firm, the audit committee will reconsider its selection.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending June 30, 2022. Proxies will be so voted unless stockholders specify otherwise in their proxies.

24     Paylocity 2022 Proxy Statement

Report of the
Audit Committee

The audit committee currently consists of four directors. Mses. Breen and Carnahan and Messrs. Robinson and Waters are each, in the judgment of the board of directors, an independent director. The audit committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of the charter is available on the investor relations section of Paylocity’s website at http://investors.paylocity.com.

The audit committee oversees Paylocity’s financial reporting process on behalf of the board of directors. The audit committee is responsible for retaining Paylocity’s independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The audit committee’s specific responsibilities are set forth in its charter. The audit committee reviews its charter at least annually.

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to ensure compliance with applicable laws and regulations. Paylocity’s independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The audit committee has reviewed and discussed with management the Company’s audited financial statements. The audit committee has also discussed with KPMG LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the audit committee, including the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, as such standard may be further modified, supplemented or amended from time to time (or such successor standard that may be promulgated). In addition, the audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of Paylocity’s financial reporting.

The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to Paylocity’s board of directors that the Company’s audited financial statements be included in Paylocity’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021.

AUDIT COMMITTEE

Ronald V. Waters III, Chair
Virginia G. Breen
Ellen Carnahan
Kenneth B. Robinson

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of Paylocity under the Securities Act of 1933, as Amended (the “Securities Act”) or the Exchange Act, except to the extent that Paylocity specifically incorporates such information by reference in such filing and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”

Paylocity 2022 Proxy Statement     25

Executive
Officers

The following table sets forth information regarding our executive officers as of October 21, 2021.

Steven R. Beauchamp Chief Executive Officer and Director Age: 49

Steven R. Beauchamp is our Chief Executive Officer and a director. Prior to joining Paylocity in 2007, Mr. Beauchamp was employed by Paychex, Inc., from September 2002 to August 2007 and served as VP of Product Management and as a Corporate Officer. Mr. Beauchamp also served as Vice President of Payroll Operations for Advantage Payroll Services, Inc. from August 2001 to September 2002 after Advantage Payroll acquired Payroll Central where he served as President from May 1999 to August 2001. Mr. Beauchamp also spent three years in operations management with ADP Canada from May 1995 to April 1998. Mr. Beauchamp holds a B.B.A. from Wilfrid Laurier University and an M.B.A. from Queen’s University. Mr. Beauchamp brings to our board of directors over 20 years of experience in management positions in payroll services companies, and his experience and familiarity with our business as our Chief Executive Officer.

Toby J. Williams Chief Financial Officer Age: 48

Toby J. Williams is our Chief Financial Officer. Prior to joining Paylocity in September 2017, from February 2011 until August 2017 Mr. Williams held several positions at Ellucian, Inc., a provider of higher education software and services, most recently as Chief Product and Strategy Officer. Prior to joining Ellucian, Mr. Williams was the Director of Corporate Development of Paychex, Inc., a provider of human capital management solutions, from March 2006 to January 2011. Before joining Paychex, Mr. Williams was a senior associate in the investment banking division of Citigroup Global Markets Inc., an investment banking firm, from September 2004 to January 2006. From 1999 to 2004, Mr. Williams was an associate in private law practice, most recently with Holland & Knight LLP from 2002 until 2004. Mr. Williams holds a B.A. in Business Administration and Political Science from Houghton College and an M.B.A. and J.D. from The Ohio State University.

Michael R. Haske President and Chief Operating Officer Age: 49

Michael R. Haske served as our Senior Vice President of Sales & Marketing before being promoted to President and Chief Operating Officer in August 2017. Prior to joining Paylocity in 2007, Mr. Haske held several roles at Paychex, Inc., including Director of Marketing and Business Development and Regional Manager. Prior to joining Paychex, Inc., Mr. Haske held multiple roles with Automatic Data Processing, Inc., including Sales Manager & Corporate Sales Trainer. Mr. Haske earned his B.A. degree in Marketing and Finance from the University of Michigan. He also earned an M.B.A. in Marketing from Cardean/Ellis NYIT.

26     Paylocity 2022 Proxy Statement

Executive Officers

Edward W. Gaty Senior Vice President of Product and Technology Age: 48

Edward W. Gaty was our Senior Vice President of Product and Technology. Prior to joining Paylocity in July 2013, Mr. Gaty held several positions at Hewitt Associates and Aon Hewitt, a human resources consulting firm, from 1995 to 2013, including Chief Information Officer, Benefits Administration and Chief Technology Officer, Benefits Administration. Mr. Gaty holds a B.A. in Economics & Business Administration from Kalamazoo College and an M.S. in Information Technology from Northwestern University. Mr. Gaty departed from his role as Senior Vice President of Product and Technology on October 1, 2021.

Mark S. Kinsey Senior Vice President of Operations Age: 51

Mark S. Kinsey is our Senior Vice President of Operations. Prior to joining Paylocity in May 2015, Mr. Kinsey served as President of Online Data Collection at Ipsos from 2012 to 2015. Prior to joining Ipsos, Mr. Kinsey held several positions at The Nielsen Company from 2002 to 2012, including Head of North America Consumer Operations and Global Product Leader of consumer household panel services. Before joining The Nielsen Company, Mr. Kinsey was a consultant in the general practice with AT Kearney, a management consulting firm. He holds a B.S. in Finance from Ball State University and an M.B.A. from Indiana University.

Rachit Lohani Chief Technology Officer Age: 34

Rachit Lohani is our Chief Technology Officer. Prior to joining Paylocity in September 2021, Mr. Lohani served as the VP of Engineering from 2020 to 2021 at Atlassian. Prior to joining Atlassian, he served as Director of Engineering at Intuit from 2014 to 2020. Before joining Intuit, Mr. Lohani served in engineering leadership positions at Netflix from 2012 to 2014 and Videology Inc from 2009 to 2012. Mr. Lohani brings over 15 years of management experience building products and leading technological transformations. Mr. Lohani holds a M.S. in Computer Science and Engineering from University at Buffalo and a M.S. in Mathematics and Computer Science from New York University.

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Executive Officers

Nicholas Rost Vice President and Chief Accounting Officer Age: 41

Nicholas Rost was appointed our Vice President and Chief Accounting Officer in September 2021. Prior to this, he served as our Corporate Controller since May 2019. From May 2017 through May 2019, Mr. Rost held various financial leadership roles at Joyson Safety Systems, including Chief Accounting Officer and Executive Director of Financial Planning and Analysis. From 2003 to 2017, Mr. Rost worked in a variety of roles at PricewaterhouseCoopers LLP, a registered public accounting firm, serving most recently as a Senior Manager in the Assurance Practice. Mr. Rost earned his B.S.B.A. degree in Accounting Information Systems from Central Michigan University. He is also a Certified Public Accountant.

28     Paylocity 2022 Proxy Statement

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

This section discusses the philosophy underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned in fiscal 2021 by the following named executive officers and places in perspective the data presented in the tables and narrative that follow:

●	Steven R. Beauchamp, our Chief Executive Officer (“CEO”);
●	Toby J. Williams, our Chief Financial Officer (“CFO”);
●	Michael R. Haske, our President and Chief Operating Officer (“COO”);
●	Edward W. Gaty, our former Senior Vice President of Product and Technology; and
●	Mark S. Kinsey, our Senior Vice President of Operations.

We refer to these executive officers collectively in this Compensation Discussion and Analysis and the related compensation tables as the “named executive officers.” We refer to our compensation committee in this Compensation Discussion and Analysis and the related compensation tables as the “Committee.” The members of the Committee in fiscal 2021 were Ellen Carnahan, Robin L. Pederson, Andres D. Reiner and Ronald V. Waters III.

Fiscal 2021 Financial and Business Highlights

During fiscal 2021, we continued to execute our strategy of growing our client base, expanding our product offerings, extending technological leadership and further developing our referral network despite the macro-economic headwinds from COVID-19. Our named executive officers and other members of our executive management team led the organization to achieve certain operational and financial milestones that position us for continued short- and long-term success, including the following achievements:

16% Year-over-year recurring and other revenue growth	13% Year-over-year total revenue growth	92%+ Revenue retention	26.7% Adjusted EBITDA margin*	18% Client growth	Over 25% new business revenue from referral channels

*	Adjusted EBITDA is a non-GAAP financial measure. For information on Adjusted EBITDA, as defined by the Company, please see Part II, Item 7: “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included on pages 35 – 36 in the Company’s Annual Report on Form 10-K for the year ended June 30, 2021 filed with the SEC on August 6, 2021.

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Compensation Discussion and Analysis

Our modern and comprehensive product suite continues to resonate in the marketplace as products focused on the Modern Workforce continue to see strong utilization growth during fiscal 2021 as follows:

●	In Community, our social collaboration platform, monthly unique visitors doubled, with hundreds of thousands of user interactions per month. Community has seen rapid adoption by companies with dispersed workforces – including mobile and remote employees, contractors and shift workers, who may not have regular access to corporate email or computer terminals.
●	Usage of our Survey product increased significantly, with an average of more than 1 million surveys launched each month.
●	Premium Video, which gives our clients the ability to record, upload and embed videos across our product suite, surpassed over half a million video plays across the product suite.
●	Our client employees completed over 200,000 learning courses per month using our Learning Management product, with nearly 90% engagement on all video content recorded and uploaded leveraging our product.
●	Paylocity Modern Workforce Index or MWI, which analyzes, scores, and tracks a company’s progress in delivering a more engaging experience to their employees, has been instrumental in driving client conversations.

Our commitment to product development continues to be recognized by independent third parties, with Paylocity ranking high on the G2 Crowd Summer Grid Reports during fiscal 2021, including being listed as a leader in 12 product categories and being recognized in the Mid-Market and Enterprise segments.

From an operational perspective, we remain focused on delivering world-class service to our 28,750 clients. The pandemic brought uncertainty and a rapidly evolving regulatory environment to our clients and their employees. Our operations teams worked proactively with clients during this challenging period to address rapid legislative changes associated with the COVID-19 pandemic. Our product development team added additional functionalities to our product suite to provide our clients with the most modern software in the industry. This combination of service and technology allowed us to deliver revenue retention of greater than 92% for fiscal 2021, which is the highest level in several years.

We were also able to maintain a strong culture for our more than 4,000 employees as we were once again named a Certified Great Place to Work while also ranking 9th in Fortune’s 100 Fastest-Growing Companies list.

Fiscal 2021 Executive Compensation Highlights

The following key compensation actions were taken with respect to the named executive officers for fiscal 2021:

●	Base Salaries: We did not increase the base salaries and maintained the same base salaries of our named executive officers in light of the ongoing impact of the COVID-19 pandemic.
●	Annual Cash Bonuses: The target bonus opportunities also remained the same for our named executive officers as compared to the prior year. We paid annual cash bonuses to our named executive officers in order to encourage them to focus on the achievement of key short-term business objectives and reflect their achievement of the corporate performance objectives under our annual cash bonus incentive plan.
●	Long-Term Equity Incentive Compensation: We granted time-based restricted stock unit and market share unit awards and adjusted performance goals for certain previously granted performance-based restricted stock unit awards for shares of our common stock in order to reward increases in stockholder value and achievement of corporate objectives. The total value of the equity awards granted to our named executive officers remained the same as the prior year based on the then 30 trading day average closing price of our common stock.
●	Share Ownership Guidelines: We have adopted stock ownership guidelines for our named executive officers in order to promote the alignment of long-term interests of our named executive officers with our stockholders.
●	Stockholder Feedback: The Company solicits stockholders’ views on a number of topics. We hold non-binding advisory stockholder votes on the compensation program for our named executive officers commonly referred to as a “say on pay” vote. We received 95.3% of votes in favor of our say on pay proposal at the 2021 Annual Meeting of Stockholders. The Committee has considered and will continue to consider the outcome of our say on pay votes and our stockholders’ views when making compensation decisions for our named executive officers, including the outcome of “Proposal No. 3 Advisory Vote to Approve the Compensation of our Named Executive Officers” at this Annual Meeting.

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Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Paylocity’s commitment to attracting, retaining and aligning talent with our business objectives is reflected in the total compensation program for our named executive officers. We provide a talent value proposition that motivates officers to contribute to the creativity, growth, profitability and performance of the Company.

Our objective is to:
●	attract and retain the talent needed to grow the Company’s business;
●	provide a strong incentive for executives and key employees to work toward the achievement of the Company’s goals, including long-term revenue growth and sustained value creation; and
●	ensure that the interests of management and the Company’s stockholders are aligned.

We seek to achieve these objectives by providing compensation that is competitive with the practices of other peer group technology companies and linking rewards to Company performance. Our incentives are designed to motivate our named executive officers to increase long-term stockholder value in alignment with stockholders’ interests.

Within this framework, we observe the following principles:

1.	Attract, motivate and retain top-caliber talent: Executive officers should have market-competitive base salaries and employee benefits that permit us to hire and retain high-caliber individuals at all levels, as we compete for talent nationally;
2.	Pay for performance: A significant portion of the annual compensation of our executive officers should vary with annual business performance and each individual’s contribution to that performance;
3.	Reward long-term growth and sustained value creation: Executive officers should be rewarded for achieving long-term results, and such rewards should be aligned with the interests of our stockholders;
4.	Align compensation with stockholder interests: The interests of our executive officers should be linked with those of our stockholders through the risks and rewards of the ownership of our common stock; and
5.	Promote accountability; discourage excessive or inappropriate risk-taking: Our compensation program discourages excessive risk-taking. The Company enforces this principle through the share-ownership requirements, as well as hedging and trading restrictions and a clawback policy applicable to our CEO and CFO. See “Compensation Discussion and Analysis – Other Compensation Policies – Compensation Recovery Policy” for additional information about our clawback policy.

These principles are the foundation for a compensation framework that focuses management’s best efforts on achieving the Company’s goals and generating sustainable stockholder value.

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Compensation Discussion and Analysis

What We Do
✓Pay for Performance – a significant portion of our executive compensation program is not guaranteed and is dependent upon stock price appreciation and other variable, at-risk pay components that are disclosed to our stockholders
✓Review Peer Compensation Data – prior to making executive compensation decisions we review peer company compensation data
✓Annual Stockholder “Say on Pay” – we seek an annual non-binding advisory vote from stockholders to approve the executive compensation disclosed in our “Compensation Discussion and Analysis,” tabular disclosures and related narrative of this proxy statement
✓Post-Employment Covenants – our executive employment agreements contain non-compete and non-solicit language in order to protect the business
✓Modest Perquisites – providing only those that have a sound value to our business
✓Caps on Incentive Payouts – we ensure that short-term incentives and our performance-based restricted stock unit awards cap payouts
✓Mitigate Undue Risk – we have a clawback policy applicable to our CEO and CFO, set multiple performance measures and targets and maintain robust Board and management processes to identify risks
✓Robust Stock Ownership Guidelines – we ensure management acts and thinks like stockholders through stock ownership
✓Independent Compensation Consultant – we seek third party executive compensation advice for the Compensation Committee from an independent consulting firm that does not perform any other services for our Company

What We Don’t Do
✕No Excise Tax Gross-Ups upon Change in Control – we do not provide tax gross-ups related to change in control
✕No Pledging Shares of Company Stock Received as Compensation – executive officers may not directly or indirectly pledge Paylocity common stock as collateral for any obligation
✕No Hedging Shares of Company Stock Received as Compensation, executive officers may not directly or indirectly engage in transactions intended to hedge or offset the market value of Paylocity common stock owned by them
✕No Guaranteed Incentive Payouts – we do not provide guaranteed minimum bonuses

The Role of the Committee and its Consultants and Advisors

The Committee’s primary duties are to regularly meet, review and advise our board of directors on the Company’s overall compensation philosophy, policies and plans, including a review of both regional and industry compensation practices and trends. The Committee is responsible for taking action with respect to compensation that will attract and retain the highest quality executives that will clearly articulate the relationship of corporate performance to executive compensation and that will reward executives for the Company’s progress. For a more complete description of the duties and responsibilities of the Committee, see the charter for the Committee posted on our website at: http://investors.paylocity.com.

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Compensation Discussion and Analysis

The Committee has engaged Compensia, an outside independent executive compensation consultant, to assist the Committee with executive compensation matters by providing market research and advisory support for base salary, bonus and equity compensation matters and to assist the Committee with assessing the Company’s peer group. Compensia annually develops a peer group study and an executive compensation review that is specific to the Company. Compensia does not provide other services to the Company. The Committee also uses the services of the Company’s human resources department and the Company’s outside counsel in making compensation-related decisions involving our named executive officers.

Role of Named Executive Officers in Compensation Decisions

The compensation of all of our named executive officers is determined by the Committee. Our CEO and CFO typically provide an agenda and recommendations to the Committee. Our CEO attends the Committee meetings and discusses with the Committee the compensation and performance of all executive officers, other than himself. Our CEO bases his recommendations in part upon his review of the performance of our executive officers. The Committee may exercise its discretion in modifying any recommended compensation adjustments or awards to such named executive officers.

Components of Executive Compensation

Our equity compensation program is structured to align the long-term pay of our named executive officers with stockholder interests. We believe that equity awards are a significant compensation-related motivator in attracting and retaining executive-level employees, and our executive compensation program aims to appropriately balance the goals of motivating and rewarding our executive officers, thereby promoting stability in our leadership.

To promote alignment of our executive officers’ interests with those of our stockholders and to focus our executives on achievement of certain annual performance-based metrics that the Committee considers critical to the Company’s future success, we also have an annual cash bonus program that varies above or below target levels commensurate with our performance. In addition, we have executive employment agreements with each of our named executive officers in order to secure their positions with the Company and to increase the executives’ focus with the Company notwithstanding the high demand for services that may exist within the executives’ locality and the Company’s competitors in the technology sector.

We offer our named executive officers compensation in the following forms:

●	Base salaries to reward individual contributions and compensate for their day-to-day responsibilities;
●	Variable compensation in the form of performance-based bonuses that are directed to drive targeted corporate business goals and annual objectives; and
●	Equity compensation in the form of restricted stock units, which include both time-based and performance-based vesting terms, and market share units in order to foster focus by our named executive officers on long-term objectives.

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Therefore, we generally do not provide perquisites or other personal benefits to our executive officers except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During fiscal 2021, other than the commuting expenses provided to Mr. Williams, the car allowance provided to Mr. Haske and the annual health and wellness screening provided to our executives, none of the named executive officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual. In addition, we do not provide our named executive officers retirement plan benefits or health and welfare plan benefits, other than the aforementioned health and wellness screening, that deviate from what is generally offered to employees of the Company.

We view these components of compensation as related, but the Committee does not review total compensation for the named executive officers in making a decision with regard to a component of compensation because the Committee does not believe that significant compensation derived from one component of compensation should negate or

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Compensation Discussion and Analysis

reduce compensation from other components. The Committee instead believes that each component of compensation is intended to reward different goals, as well as skills, responsibilities and duties of the executive. As a result, the appropriate level for each compensation component is based in part, but not exclusively, on peer group survey data and our recruiting and retention goals, our view of internal equity and consistency and other considerations we deem relevant, such as rewarding extraordinary performance, for such component of compensation.

In determining named executive officer compensation, the Company considers the following factors:

●the Company’s performance in the previous fiscal year;
●the Company’s growth from the previous fiscal year;
●long-term retention value;
●the Company’s outlook and operating plan for the upcoming fiscal year;
●assistance from the Committee’s advisors and consultants, as described under “The Role of the Committee and its Consultants and Advisors”, including the compensation analysis put together by Compensia;
●the named executive officer’s role;
●an evaluation of the named executive officer’s individual performance and overall impact on the Company;
●the size of the aggregate equity pool available for awards for the year and the relative allocation of such pool among the named executive officers and other participants;
●overall equity burn rates as well as equity overhang levels;
●the value of, and expense associated with, proposed and previously awarded equity grants, including the long-term retention value of past awards; and
●compensation trends and competitive factors in the market for talent in which the Company competes.

The Committee performs an annual strategic review of compensation for our named executive officers and the Company’s peer group to determine whether we provide adequate incentives and motivation to our named executive officers. To this end, the Committee reviews survey data and compensation data of peer companies annually when it reviews named executive officer compensation.

For fiscal 2021, the Committee, based on an analysis put together by Compensia, developed the Company’s peer group for purposes of advising the Committee on its assessment of base salary, equity compensation and variable cash bonus opportunities for our named executive officers. After comments from Company management, the Committee reviewed the peer group assessment criteria, including peer group company location, industry, direct peers, revenue, revenue ranges, market capitalization, increases in market capitalization and revenue growth rate. None of the criteria are fixed and the Committee retains the discretion to determine the Company’s peer group for compensation purposes. For fiscal 2021, our peer group as determined by the Committee consisted of the following:

Alteryx	Cloudera	Guidewire Software	RealPage
Anaplan	Cornerstone OnDemand	HubSpot	RingCentral
Avalara	Coupa Software	Paycom Software	Smartsheet
BlackLine	Elastic N.V.	Proofpoint	Zendesk
Ceridian HCM Holdings	Five9	Q2 Holdings

Notwithstanding the use of a peer group analysis to assess named executive officer compensation, the Committee does not benchmark individual components of compensation or the total compensation paid to our named executive officers. The Committee also does not consider realized or realizable pay in making compensation decisions. The Committee makes decisions on named executive officer compensation for each component thereof based on a variety of factors described above.

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Compensation Discussion and Analysis

Base Compensation

The Committee reviews and reassesses the base salaries of our named executive officers following the completion of each fiscal year. For fiscal 2021, the Committee determined not to increase base salary and to maintain the same base salary of each of our named executive officers in light of the ongoing impact of the COVID-19 pandemic. We do not choose to consider other elements of pay in setting base salaries for our named executive officers because of our philosophy that base salary should be measured by market practices and individual performance. Our Committee may periodically conduct a review of our executive officers’ base salaries and determine adjustments as warranted, if any.

In fiscal years 2021 and 2020, the base compensation for our named executive officers was as follows:

Named Executive Officer	Fiscal 2021 Base Salary ($)	Fiscal 2020 Base Salary ($)
Steven R. Beauchamp	$560,000	$560,000
Toby J. Williams	$400,000	$400,000
Michael R. Haske	$455,000	$455,000
Edward W. Gaty	$350,000	$350,000
Mark S. Kinsey	$335,000	$335,000

Variable Compensation Under Our Annual Bonus Plan

We maintain a variable compensation plan in the form of an annual cash bonus plan to reward the performance of our named executive officers in achieving our corporate goals and to primarily align this element of pay for our named executive officers with corporate performance. Based on the Committee’s review of survey data from peer group analysis, we maintained the target bonus opportunity under our annual cash bonus plan for each of our named executive officers at competitive levels.

In early fiscal 2021, the Committee reviewed the performance goals that it established at the beginning of fiscal 2020 to determine an appropriate annual cash bonus amount for our named executive officers, taking into consideration the Company’s above-target performance during the first nine months of the fiscal year, the impacts of the COVID-19 pandemic on the Company’s business, the Company’s stock price appreciation during fiscal 2020 and the strong leadership of the Company’s named executive officers in navigating the pandemic environment. As a result of this review, the Committee, in its discretion, approved a payout to each of the Company’s named executive officers at 75% of the target cash bonus opportunity for fiscal 2020. This decision considered the uncontrollable consequences of the COVID-19 pandemic and the unprecedented changes in the Company’s business and industry, as well as the general economic environment, the fact that the Company performed above-target for the first nine months of the fiscal year and enhanced the alignment of the interests of our named executive officers with stockholder value for fiscal 2020.

Accordingly, the Committee determined that our named executive officers had earned and would be paid the following cash bonuses under our annual cash bonus plan for fiscal 2020, which were paid in fiscal 2021:

Named Executive Officer	Fiscal 2020 Target Cash Bonus Opportunity (as a percentage of Base Salary)	Fiscal 2020 Target Cash Bonus Opportunity	Fiscal 2020 Bonus Payment Paid in Fiscal 2021 (as a percentage of Base Salary)	Fiscal 2020 Bonus Payment Paid in Fiscal 2021	Fiscal 2020 Bonus Payment (as a percentage of target)
Steven R. Beauchamp	100%	$560,000	75%	$420,000	75%
Toby J. Williams	75%	$300,000	56%	$225,000	75%
Michael R. Haske	75%	$341,250	56%	$255,938	75%
Edward W. Gaty	55%	$192,500	41%	$144,375	75%
Mark S. Kinsey	55%	$184,250	41%	$138,188	75%

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Compensation Discussion and Analysis

For fiscal 2021, our Committee established the following corporate performance measures based 60% upon total recurring and other revenue and 40% upon adjusted EBITDA targets to assess the cash bonus opportunity for each named executive officer:

Achievement Level	Total Recurring and Other Revenue	Adjusted EBITDA	Corresponding Payout as % of Target (for each metric)
Maximum	$614,100,000	$139,200,000	150%
Target	$586,100,000	$119,200,000	100%
Threshold	$559,100,000	$104,200,000	50%

We focused on these factors in our annual cash bonus plan for fiscal 2021 because they are important indicators of our ability to monetize our products and services. At the time the corporate performance measures were set, the Committee believed that these corporate performance measures provided a more accurate gauge of our success and that the achievement of the corporate performance measures at the target levels would require extraordinary efforts, excellent leadership, effective leveraging of our competencies and a focus on driving results.

Based on actual performance for fiscal 2021, the Company exceeded the maximum performance targets by more than 150% of target. Accordingly, the Committee determined that our named executive officers had earned and would be paid the following cash bonuses under our annual cash bonus plan for fiscal 2021, which were paid in fiscal 2022:

Named Executive Officer	Fiscal 2021 Target Cash Bonus Opportunity (as a percentage of Base Salary)	Fiscal 2021 Target Cash Bonus Opportunity	Fiscal 2021 Bonus Payment Paid in Fiscal 2022 (as a percentage of Base Salary)	Fiscal 2021 Bonus Payment Paid in Fiscal 2022	Fiscal 2021 Bonus Payment (as a percentage of target)
Steven R. Beauchamp	100%	$560,000	150%	$840,000	150%
Toby J. Williams	75%	$300,000	113%	$450,000	150%
Michael R. Haske	75%	$341,250	113%	$511,875	150%
Edward W. Gaty	55%	$192,500	83%	$288,750	150%
Mark S. Kinsey	55%	$184,250	83%	$276,375	150%

Equity Compensation

Currently, the equity compensation issued to each of our named executive officers consist of restricted stock units (“RSU”) and market share units (“MSU”). The amount and type of equity awards granted to our named executive officers reflects the Committee’s desire to remain competitive with the Company’s peer group while taking into consideration overall retention goals and achievement of corporate executives. For fiscal 2021, we remained competitive for positioning the equity awards granted to our named executive officers due to recent corporate performance and a strong desire to retain our named executive officers during an upcoming period that we feel will be critical to the Company’s growth and our long-term strategic planning. Accordingly, certain equity awards granted to our named executive officers in fiscal 2021 include retention attributes that are weighted to fiscal 2024.

Because RSUs representing the right to receive shares of our common stock upon settlement have value even in the absence of stock price appreciation, the Committee believes we are able to incent and retain our named executive officers using fewer shares of our common stock, thereby reducing the dilutive impact of our long-term equity awards and allowing us to use our equity compensation resources more efficiently. Since their value increases with any increase in the value of the underlying shares, RSUs serve as an incentive which aligns with the long-term interests of our executive officers and stockholders. In addition, the multi-year vesting requirement serves our retention objectives since our executive officers must remain continuously employed by us through the applicable vesting dates to fully earn these awards.

In addition, in light of the ongoing impacts of the COVID-19 pandemic, the Committee determined to implement a new design for market share units (“MSUs”) granted in fiscal 2021 that is tied to our stock price performance, further aligning the interests of our executive officers with those of our stockholders. The performance conditions for the awards granted in fiscal 2021 will be based on long-term stockholder value creation relative to comparable companies, with vesting of the MSU awards based on total stockholder return (“TSR”) as compared to the Russell 3000 Index for the three-year performance period from August 31, 2020 through August 31, 2023. The Company’s NEOs will

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Compensation Discussion and Analysis

have the opportunity to earn the minimum shares by achieving a threshold level of performance and an opportunity to earn up to 200% of the target shares for superior performance. The Committee believes that these TSR performance conditions will further align the interests of our NEOs with the interests of our stockholders and provide incentives that will encourage behaviors that will maximize stockholder value.

If our relative TSR percentile over the performance measurement period of three years equals or exceeds the 60th percentile, then the target number of units will be earned. The Company’s relative TSR percentile is determined by ranking the group of benchmark companies (other than the Company) from the highest to the lowest according to their respective TSR for the performance period, then calculating the TSR percentile ranking of the Company relative to other companies in the group of benchmark companies. If our relative TSR percentile is less than 25th percentile, no payout is earned. If our relative TSR percentile is greater than 25th percentile, award payouts may range from 25% up to 200% of target scaled to the relative TSR percentile, as shown in the TSR Percentile Payout Table below:

Relative TSR Percentile	Payout % of Target MSUs(1)
80th Percentile or Above	200%
60th Percentile	100%
35th Percentile	50%
25th Percentile	25%
Below 25th Percentile	0%

(1)	To the extent relative TSR falls between two discrete points in the chart above, linear interpolation shall be used to determine the Payout % of Target MSUs corresponding to the Relative TSR Percentile as set forth in the award agreement.

Fiscal 2021 RSU and MSU Awards

In fiscal 2021, we granted the following RSU and MSU awards to our named executive officers as an effective retention tool that rewards continued service with us:

Named Executive Officer	Number of Shares Subject to Equity Awards
Steven R. Beauchamp	36,816	*
	24,544	**
Toby J. Williams	16,874	*
	7,232	**
Michael R. Haske	16,874	*
	7,232	**
Edward W. Gaty	11,250	*
	4,822	**
Mark S. Kinsey	10,738	*
	4,602	**

*	Vests 25% per year following the date of grant subject to continued service through each applicable vesting date.
**	Vests based on certain TSR percentile rank performance targets achieved during a three-year performance period ending on August 31, 2023.

Modification of Fiscal 2020 PRSU Awards

In fiscal 2021, our board revised the 2021 annual operating plan to reflect the operating and financial impacts of COVID-19. As a result, the Committee determined to modify the performance targets for vesting of the performance-based RSU (“PRSU”) awards granted in fiscal 2020 to provide appropriate incentives for the Company’s management in light of the anticipated impact of the COVID-19 pandemic to reflect the modified fiscal 2021 operating plan. This decision was made in concert with the Committee’s decision to keep all other components of executive compensation unchanged from fiscal 2020 to fiscal 2021. As modified, the fiscal 2020 PRSU awards will vest at the beginning of fiscal 2023, based on performance against the adjusted performance goals during the applicable performance periods during fiscal 2021 and the NEOs’ continued service through August 15, 2022. The Committee believes that keeping

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Compensation Discussion and Analysis

executive compensation unchanged while still ensuring that the performance targets of the previously granted fiscal 2020 PRSU awards reflect the anticipated impact of COVID-19 on the Company’s business appropriately aligns management’s interests with those of the Company’s stockholders while still maintaining the intended incentive and retentive effect of the awards.

As noted below in the notes to our Summary Compensation Table, the modified fiscal 2020 PRSU awards are required to be disclosed, in full, in the year of modification. As indicated in the notes below, the values reported with respect to the modification of the fiscal 2020 PRSU Awards reflect the incremental fair value resulting from such modifications and do not represent new equity awards or reflect actual realized compensation. Due to the operating and financial impacts of COVID-19, we determined that the probability that the Company would achieve the threshold level of the fiscal 2020 PRSU awards was zero, and as a result, we are required to treat the incremental fair value of the modified awards as of the modification date as an “additional” or “modified” grant in fiscal 2021 in accordance with applicable SEC and accounting rules. The additional value related to these modifications is further discussed in footnote 3 to the Summary Compensation Table below.

The following table summarizes the target number of shares underlying the PRSUs granted to our NEOs in fiscal 2020 and the number of shares earned based on performance:

Name	Target PRSUs (#)	PRSUs Earned (#)(1)
Steven R. Beauchamp	32,612	48,918
Toby J. Williams	9,609	14,413
Michael R. Haske	9,609	14,413
Edward W. Gaty	6,406	9,609
Mark S. Kinsey	6,115	9,172

(1)	For detail on the grant date fair value and incremental fair values of the modified awards, see footnote 3 to the Summary Compensation Table below.

Severance and Change of Control Payments

In connection with the hiring of certain named executive officers, we have provided, often through the process of negotiation, for certain severance and change of control benefits in the event of termination of employment under specified circumstances in their employment agreement. For quantification of any additional information regarding the severance and change of control benefits, please see the discussion under “Compensation of Named Executive Officers—Employment Agreements and Arrangements” and “Compensation of Named Executive Officers Potential Payments Upon Termination or Change in Control.”

Retirement, Welfare and Other Benefits

We have established a tax-qualified employee savings and retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Our named executive officers are eligible to participate in our 401(k) plan. Under our 401(k) plan, employees may elect to reduce their current compensation by up to the statutory limit, $19,500 in both 2020 and 2021, and have us contribute the amount of this reduction to the 401(k) plan. During fiscal 2021, we matched up to 50% of employee contributions, but not exceeding 8% of eligible pay. In July 2020, the Company temporarily suspended matching contributions under the 401(k) Plan in response to the COVID-19 pandemic. In April 2021, the Company resumed its matching contributions. Our contributions for the year ended June 30, 2021 were $2,658,000. We intend for the 401(k) plan to qualify under Section 401(a) of the Internal Revenue Code so that contributions by employees or by us to the 401(k) plan and income earned on plan contributions should not be taxable to employees until distributed from the 401(k) plan.

In addition, we provide welfare benefits to our named executive officers on the same basis as all of our full-time employees. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage.

38     Paylocity 2022 Proxy Statement

Compensation Discussion and Analysis

We believe that we provide affordable and competitive employee benefits programs in relation to the market based on our understanding of the markets in which we compete for talent. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Other than Mr. Williams’s commuting expenses, Mr. Haske’s car allowance and the health and wellness screening for all executives, we do not provide additional perquisites to our executive officers. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as when we believe it is appropriate to assist an individual named executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, or for recruitment, motivation, security or retention purposes. All future practices with respect to perquisites or other personal benefits will be subject to required approval and review by the Committee.

Other Compensation Policies

Stock Ownership or Holding Guidelines

We have adopted stock ownership guidelines for our non-employee directors, chief executive officer and other named executive officers. Our non-employee directors, chief executive officer and other named executive officers are required to own shares of our common stock with a value equal to at least the following:

Position	Ownership Requirement
Non-Employee Directors		4x	annual cash retainer*
Chief Executive Officer		4x	base salary
Other Named Executive Officers		2x	base salary

*	Annual cash retainer excludes any fees for serving as Lead Independent Director, chairing a committee or serving on a committee.

Each individual has five years from the later of the date of adoption of these guidelines or the date of appointment of the individual as a director or a named executive officer of Paylocity to achieve the required ownership levels. We believe that these guidelines promote the alignment of the long-term interests of our named executive officers and members of our board of directors with our stockholders. Under our stock ownership guidelines, only shares owned outright count toward the satisfaction of the ownership guidelines. Subject to the phase in periods, the non-employee directors, chief executive officer and other named executive officers are currently compliant with the stock ownership guidelines.

Compensation Recovery Policy

We have not adopted a separate executive compensation clawback policy. Our 2014 Equity Incentive Plan, however, provides that if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct of our CEO or CFO who knowingly or through gross negligence engaged in the misconduct, the CEO or CFO must reimburse the Company for any payment in settlement of an equity award received during the twelve-month period following the filing of the financial document and any profits realized from the sale of securities during such twelve-month period.

In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy to the extent required by law once the Securities and Exchange Commission adopts final regulations on the subject.

Policy on Hedging and Pledging

Our insider trading policy provides that our executive officers and directors may not engage in short sales, puts, calls or other derivative transactions involving our securities. It further provides that no one subject to the policy may engage in hedging or monetization transactions involving our securities, pledge our securities as collateral for a loan, or hold our securities in a margin account.

Paylocity 2022 Proxy Statement       39

Compensation Discussion and Analysis

Policy Regarding the Pricing and Timing of Equity Awards

While we have not yet adopted a formal policy regarding the timing of equity awards, it has been our practice as a public company, which we expect to continue, that equity award grants occur after the release of any earnings statement and that stock options have an exercise price not less than the fair value of the underlying stock on the date of grant.

All outstanding equity awards to our named executive officers have been granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at the closing price of our stock on the date of grant.

Risk Considerations

The Committee has assessed whether the compensation paid to our named executive officers encourages risk-taking behavior, and the Committee does not believe that the compensation programs for our named executive officers are likely to lead to taking on more risks than are appropriate from a sound business judgment perspective. The Committee’s approach to compensation beyond base salary focuses heavily on company-wide and long-term performance. For instance, for fiscal 2021, incentives underlying annual cash bonuses were tied to Company performance measures. Since this metric has a Company-wide focus, the Committee does not believe that it generally incentivizes high-risk behavior by our named executive officers compared to annual bonuses based upon narrowly focused individual performance. The Company’s equity awards may consist of stock options, restricted stock units and market share units. The performance of both compensation elements generally reflects the overall market performance of the Company’s stock over a long period of time. The Committee does not believe that this structure of equity awards incentivizes high-risk behavior. Our compensation schemes are designed to be in place over several years, and the Committee believes they are designed to reward sustained long-term profitable growth of the Company.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Internal Revenue Code Section 162(m) (as amended by the Tax Cuts and Jobs Act (“the Act”)) generally disallows publicly-held corporations from taking a tax deduction for federal income tax purposes for remuneration paid in excess of $1 million in any taxable year to executive officers that qualify as covered employees under section 162(m). The Committee may, in its judgment, authorize compensation payments that may be in excess of the limits set forth in Internal Revenue Code Section 162(m) and do not comply with exemptions, if any, from the deductibility limit when it believes that such payments are appropriate to attract and retain executive talent.

No Reimbursement for “Golden Parachute” Taxes

Internal Revenue Code Sections 280G and 4999 provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceed certain prescribed limits and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed and are not otherwise obligated to provide any named executive officer with a reimbursement or “gross-up” payment for any tax liability that the executive might owe as a result of the application of Internal Revenue Code Section 4999.

40     Paylocity 2022 Proxy Statement

Compensation Discussion and Analysis

Response to the 2021 Advisory Vote on Executive Compensation and Future Advisory Vote

At the 2021 annual meeting, the stockholders of the Company had the opportunity, pursuant to SEC regulations, to have an advisory vote to approve the compensation paid to the named executive officers. The results of the vote were as follows:

48,029,327 votes were “For” the compensation paid to our named executive officers;	1,892,638 votes were “Against” the compensation paid to our named executive officers; and	462,105 votes abstained.

Based on the above results, approximately 95.3% of votes cast at the 2021 annual meeting supported the compensation paid to our named executive officers. Our Committee considered these results in light of the Company’s corporate structure and determined that no significant changes were required to the Company’s compensation program as a result of the vote.

The board of directors adopted a policy to conduct future stockholder non-binding advisory votes regarding the compensation to be paid by the Company to its named executive officers each year. This policy will remain in effect until the occurrence of the next advisory vote on the frequency of the say-on-pay vote or until the board of directors determines that a different frequency for such advisory vote is in the best interest of the Company’s stockholders.

approximately 95.3% of votes cast at the 2021 annual meeting supported the compensation paid to our named executive officers

Paylocity 2022 Proxy Statement       41

Report of the Compensation Committee

The Committee has reviewed and discussed the Compensation Disclosure and Analysis set forth above with our management. Based on its review and discussions, the Committee recommended to our board of directors that the Compensation Disclosure and Analysis be included in this Proxy Statement.

Submitted by the compensation committee of the Board of Directors,

Ellen Carnahan, Chair
Robin L. Pederson
Andres D. Reiner
Ronald V. Waters III

The information contained in the foregoing report of Paylocity’s compensation committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Paylocity under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Paylocity specifically incorporates it by reference.

42       Paylocity 2022 Proxy Statement

Compensation of Named Executive Officers

Summary Compensation Table

The following table presents compensation information for the fiscal years ended June 30, 2021, 2020 and 2019 paid to, or earned by, our principal executive officer, principal financial officer and our three other most highly compensated executive officers as of June 30, 2021. We refer to these executive officers as our “named executive officers” in this Proxy Statement. For the fiscal year ended June 30, 2021, our named executive officers were Steven R. Beauchamp, Toby J. Williams, Michael R. Haske, Edward W. Gaty and Mark S. Kinsey.

Name and Principal Position	Fiscal Year	Salary(1)	Stock-based Awards(2) (3)	Bonus(4)	All Other Compensation(5)	Total
Steven R. Beauchamp Chief Executive Officer	2021	$560,000	$13,555,625	$840,000	$25,164	$14,980,789
	2020	$554,167	$8,101,636	$420,000	$29,005	$9,104,808
	2019	$525,000	$5,860,110	$766,500	$34,271	$7,185,881
Toby J. Williams Chief Financial Officer	2021	$400,000	$4,787,452	$450,000	$29,875	$5,667,327
	2020	$396,933	$3,182,821	$225,000	$46,236	$3,850,990
	2019	$378,000	$2,669,337	$389,995	$43,071	$3,480,403
Michael R. Haske President and Chief Operating Officer	2021	$455,000	$4,787,452	$511,875	$30,031	$5,784,358
	2020	$452,833	$3,182,821	$255,938	$35,115	$3,926,707
	2019	$439,167	$2,916,994	$451,724	$40,707	$3,848,592
Edward W. Gaty Senior Vice President of Product and Technology	2021	$350,000	$3,191,841	$288,750	$18,045	$3,848,636
	2020	$346,433	$2,121,947	$144,375	$25,919	$2,638,674
	2019	$325,500	$1,666,806	$234,128	$20,889	$2,247,323
Mark S. Kinsey Senior Vice President of Operations	2021	$335,000	$3,046,552	$276,375	$23,703	$3,681,630
	2020	$329,992	$2,025,458	$138,188	$28,020	$2,521,658
	2019	$301,625	$1,562,652	$218,040	$23,058	$2,105,375

(1)

Amounts represent salary earned during each fiscal year presented based on any changes approved by the compensation committee. Changes in salary are effective as of September 1 for each of the fiscal years presented.

(2)

Amounts represent the aggregate grant date fair value of stock awards granted during the year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), including the incremental fair value resulting from modifying the performance goals of certain PRSUs on August 10, 2020. Assumptions used in calculating these stock awards in this column are set forth in Note 15 “Benefit Plans” of the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, disregarding estimates of forfeitures relating to service-based vesting conditions. The fair value of our fiscal 2021 MSU awards is estimated at the date of grant using a Monte-Carlo simulation. The Monte Carlo simulation used to calculate the fair value of the MSUs simulates the present value of the potential outcomes of future stock prices of the Company and the Russell 3000 Index over the requisite service period. The projection of stock prices is based on the risk-free rate of return, the volatilities of the stock price of the Company and the Russell 3000 Index, and the correlation of the stock price of the Company with the Index.

(3)

The PRSUs granted to the NEOs on August 15, 2019 were modified on August 10, 2020. These amounts do not reflect the grant of new awards, but instead represent the accounting cost of the modification of the performance targets reflected in outstanding awards to reflect the operating and financial impacts of COVID-19. Although the incremental fair value of these modifications is required to be reported in this table, the modification of these awards does not reflect any incremental grants to the NEOs. The table below sets forth the initial grant date fair value and the incremental fair value of the modified awards:

Name	Initial Grant Date Fair Value ($)	Incremental Grant Date Fair Value ($)
Steven R. Beauchamp	$3,240,654	$4,339,353
Toby J. Williams	$954,846	$1,278,574
Michael R. Haske	$954,846	$1,278,574
Edward W. Gaty	$636,564	$852,382
Mark S. Kinsey	$607,948	$813,662

Paylocity 2022 Proxy Statement       43

Compensation of Named Executive Officers

We are presenting the table below to show how the Compensation Committee views the NEOs’ annual compensation for fiscal 2021. This table presents the amounts reported in the Total column by subtracting the amounts reported for the modification of outstanding fiscal 2020 PRSU awards to show how year-over-year compensation changes without including adjustments to previously outstanding awards. This table provides supplemental disclosure and should not be used as a substitute for the amounts reported in the Total column.

Name	Fiscal 2020 Total Compensation	Fiscal 2021 Total Compensation (excluding PRSU modification)	Fiscal 2021 Total Compensation (including PRSU modification)
Steven R. Beauchamp	$9,104,808	$10,641,436	$14,980,789
Toby J. Williams	$3,850,990	$4,388,753	$5,667,327
Michael R. Haske	$3,926,707	$4,505,784	$5,784,358
Edward W. Gaty	$2,638,674	$2,996,254	$3,848,636
Mark S. Kinsey	$2,521,658	$2,867,968	$3,681,630

(4)

Includes discretionary annual bonus payouts determined by our compensation committee. Our management team establishes an annual strategic plan for the Company, which is approved by the board of directors. At the end of our fiscal year, our compensation committee considers each named executive officer’s performance relative to the attainment of our annual strategic plan and meets to discuss and approve the bonus amounts payable to each named executive officer based on his performance.

(5)

Includes premiums paid for medical and dental insurance and Company matching contributions under the 401(k) plan and the amounts paid for health and wellness screening. Additionally, for Mr. Williams, the amount shown includes commuting expenses, and, for Mr. Haske, the amount shown includes an annual car allowance.

Grants of Plan-Based Awards in Fiscal 2021

The following table sets forth information regarding grants of plan-based cash and equity awards made to our named executive officers during fiscal 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Steven R. Beauchamp	n/a	$280,000	$560,000	$840,000	—	—	—	—	—	—
	8/14/2020	—	—	—	—	—	—	36,816	—	$4,846,458(3)
	8/10/2020	—	—	—	16,306	32,612	48,918	—	—	$4,339,353(4)
	8/14/2020	—	—	—	6,136	24,544	49,087	—	—	$4,369,814(5)
Toby J. Williams	n/a	$150,000	$300,000	$450,000	—	—	—	—	—	$—
	8/14/2020	—	—	—	—	—	—	16,874	—	$2,221,293(3)
	8/10/2020	—	—	—	4,804	9,609	14,413	—	—	$1,278,574(4)
	8/14/2020	—	—	—	1,808	7,232	14,464	—	—	$1,287,585(5)
Michael R. Haske	n/a	$170,625	$341,250	$511,875	—	—	—	—	—	—
	8/14/2020	—	—	—	—	—	—	16,874	—	$2,221,293(3)
	8/10/2020	—	—	—	4,804	9,609	14,413	—	—	$1,278,574(4)
	8/14/2020	—	—	—	1,808	7,232	14,464	—	—	$1,287,585(5)
Edward W. Gaty	n/a	$96,250	$192,500	$288,750	—	—	—	—	—	—
	8/14/2020	—	—	—	—	—	—	11,250	—	$1,480,950(3)
	8/10/2020	—	—	—	3,203	6,406	9,609	—	—	$852,382(4)
	8/14/2020	—	—	—	1,205	4,822	9,643	—	—	$858,509(5)
Mark S. Kinsey	n/a	$92,125	$184,250	$276,375	—	—	—	—	—	—
	8/14/2020	—	—	—	—	—	—	10,738	—	$1,413,550(3)
	8/10/2020	—	—	—	3,057	6,115	9,172	—	—	$813,662(4)
	8/14/2020	—	—	—	1,150	4,602	9,204	—	—	$819,340(5)

44     Paylocity 2022 Proxy Statement

Compensation of Named Executive Officers

(1)

The amounts reported in this column represent amounts payable under our cash bonus plan for fiscal 2021. Actual bonuses received under the cash bonus plan by the named executive officers are reported in the Summary Compensation Table under the column entitled “Bonus.”

(2)	Represents RSUs.
(3)

Amounts represent the grant date fair value of RSUs granted during the year computed in accordance with ASC Topic 718, excluding the impact of estimated forfeitures. Assumptions used in calculating the amounts reported in this column are set forth in Note 15 “Benefit Plans” of the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021.

(4)

Represents the incremental fair value of PRSUs, which were granted on August 15, 2019 and modified on August 10, 2020 when the Compensation Committee adjusted the performance targets of these awards and does not reflect a new grant. The grant date shown is the modification date of these awards. The grant date fair value shown is the incremental fair value of these awards as of the modification date in accordance with FASB ASC Topic 718. Assumptions used in calculating the amounts reported in this column are set forth in Note 15 “Benefit Plans” of the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021.

(5)

Amounts represent the grant date fair value of MSUs granted during the year computed in accordance with ASC Topic 718, excluding the impact of estimated forfeitures. Assumptions used in calculating the amounts reported in this column are set forth in Note 15 “Benefit Plans” of the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021.

Employment Agreements and Arrangements

We have entered into employment agreements with each of Messrs. Beauchamp, Williams, Haske, Gaty and Kinsey. The following is a summary of the employment agreements with our named executive officers, which include certain severance and change of control benefits.

Steven R. Beauchamp is party to an amended and restated employment agreement with us effective February 7, 2014, which has no specific term and constitutes at-will employment. Mr. Beauchamp’s annual base salary for fiscal 2021 was $560,000. Mr. Beauchamp is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement provides for an annual bonus, which was targeted at 100% of Mr. Beauchamp’s base salary for fiscal 2021. Payment of any bonus to Mr. Beauchamp is subject to approval by the Committee. In the event Mr. Beauchamp is terminated for any reason other than for cause (as such term is defined in the employment agreement), as a result of his death or his inability to perform the essential functions of his position with or without reasonable accommodation, we will be obligated to pay him 100% of his then current monthly base salary for 12 months; provided that Mr. Beauchamp timely executes and does not revoke a full general release of claims agreement in favor of the Company. Additionally, in the event of Mr. Beauchamp’s death or disability, all unvested shares with time-based vesting will vest in full. In the event of a change in control (as such term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting will vest in full immediately prior to, and contingent upon, the change in control, subject to continuous employment with the Company through the date of the change in control.

Toby J. Williams is party to an employment agreement with us effective September 18, 2017, which has no specific term and constitutes at-will employment. Mr. Williams’s annual base salary for fiscal 2021 was $400,000. Mr. Williams is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement provides for an annual bonus, which was targeted at 75% of Mr. Williams’s base salary for fiscal 2021. Payment of any bonus to Mr. Williams is subject to approval by the Committee. In the event Mr. Williams is terminated for any reason other than for cause (as such term is defined in the employment agreement), as a result of his death or his inability to perform the essential functions of his position with or without reasonable accommodation, we will be obligated to pay him 100% of his then current monthly base salary for 12 months; provided that Mr. Williams timely executes and does not revoke a full general release of claims agreement in favor of the Company. Additionally, in the event of Mr. Williams’s death or disability, all unvested shares with time-based vesting will vest in full and all unvested shares with performance-based vesting shall remain outstanding, and vest based on actual achievement of the underlying performance goals, with Mr. Williams receiving a pro-rated portion of the performance-based awards based on the number of calendar days he was employed over the total number of calendar days in the performance period. In the event of a change in control (as such term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting will vest in full immediately prior to, and contingent upon, the change in control, subject to continuous employment with the Company through the date of the change in control.

Paylocity 2022 Proxy Statement     45

Compensation of Named Executive Officers

Michael R. Haske is party to an amended and restated employment agreement with us effective February 7, 2014, which has no specific term and constitutes at-will employment. Mr. Haske’s annual base salary for fiscal 2021 was $455,000. Mr. Haske is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement provides for an annual bonus, which was targeted at 75% of Mr. Haske’s base salary for fiscal 2021. Payment of any bonus to Mr. Haske is subject to approval by the Committee. In the event Mr. Haske is terminated for any reason other than for cause (as such term is defined in the employment agreement), as a result of his death or his inability to perform the essential functions of his position with or without reasonable accommodation, we will be obligated to pay him 100% of his then current monthly base salary for 12 months; provided that Mr. Haske timely executes and does not revoke a full general release of claims agreement in favor of the Company. Additionally, in the event of Mr. Haske’s death or disability, all unvested shares with time-based vesting will vest in full. In the event of a change in control (as such term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting will vest in full immediately prior to, and contingent upon, the change in control, subject to continuous employment with the Company through the date of the change in control.

Edward W. Gaty is party to an employment agreement with us effective August 8, 2016, which has no specific term and constitutes at-will employment. Mr. Gaty’s annual base salary for fiscal 2021 was $350,000. Mr. Gaty is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement provides for an annual bonus, which was targeted at 55% of Mr. Gaty’s base salary for fiscal 2021. Payment of any bonus to Mr. Gaty is subject to approval by the Committee. In the event Mr. Gaty is terminated for any reason other than for cause (as such term is defined in the employment agreement), as a result of his death or his inability to perform the essential functions of his position with or without reasonable accommodation, we will be obligated to pay him 100% of his then current monthly base salary for 12 months; provided that Mr. Gaty timely executes and does not revoke a full general release of claims agreement in favor of the Company. Additionally, in the event of Mr. Gaty’s death or disability, all unvested shares with time-based vesting will vest in full. In the event of a change in control (as such term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting will vest in full immediately prior to, and contingent upon, the change in control, subject to continuous employment with the Company through the date of the change in control. Mr. Gaty departed from his role as Senior Vice President of Product and Technology on October 1, 2021.

Mark S. Kinsey is party to an employment agreement with us effective May 1, 2015, which has no specific term and constitutes at-will employment. Mr. Kinsey’s annual base salary for fiscal 2021 was $335,000. Mr. Kinsey is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement provides for an annual bonus, which was targeted at 55% of Mr. Kinsey’s base salary for fiscal 2021. Payment of any bonus to Mr. Kinsey is subject to approval by the Committee. In the event Mr. Kinsey is terminated for any reason other than for cause (as such term is defined in the employment agreement), as a result of his death or his inability to perform the essential functions of his position with or without reasonable accommodation, we will be obligated to pay him 100% of his then current monthly base salary for 12 months; provided that Mr. Kinsey timely executes and does not revoke a full general release of claims agreement in favor of the Company. Additionally, in the event of Mr. Kinsey’s death or disability, all unvested shares with time-based vesting will vest in full. In the event of a change in control (as such term is defined in the employment agreement) of the Company, all unvested shares subject to outstanding equity awards with time-based vesting will vest in full immediately prior to, and contingent upon, the change in control, subject to continuous employment with the Company through the date of the change in control.

46     Paylocity 2022 Proxy Statement

Compensation of Named Executive Officers

Outstanding Equity Awards at June 30, 2021

The following table sets forth information regarding outstanding equity awards held by our named executive officers at June 30, 2021.

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable(1)	Number of securities underlying unexercised options unexercisable(1)	Option exercise price	Option expiration date	Number of shares or units of stock that have not yet vested		Market value of shares or units of stock that have not yet vested	Equity incentive plan awards: number of unearned shares, units or other rights that have not yet vested		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
Steven R. Beauchamp	160,000	—	$4.88	8/21/2022	20,500	(2)	$3,911,400	24,544	(8)	$4,682,995
	16,666	—	$17.00	3/18/2024	33,230	(3)	$6,340,284	—		$—
	107,400	—	$24.80	8/18/2024	36,688	(4)	$7,000,070	—		$—
	53,000	—	$35.28	8/17/2025	36,816	(5)	$7,024,493	—		$—
	—	—	—	—	48,918	(6)	$9,333,554	—		$—
Toby J. Williams	—	—	—	—	17,500	(7)	$3,339,000	7,232	(8)	$1,379,866
	—	—	—	—	15,137	(3)	$2,888,140	—		$—
	—	—	—	—	16,816	(4)	$3,208,493	—		$—
	—	—	—	—	16,874	(5)	$3,219,559	—		$—
	—	—	—	—	14,413	(6)	$2,750,000	—		$—
Michael R. Haske	120,000	—	$4.88	8/21/2022	10,500	(2)	$2,003,400	7,232	(8)	$1,379,866
	16,666	—	$17.00	3/18/2024	16,540	(3)	$3,155,832	—		$—
	24,000	—	$24.80	8/18/2024	16,816	(4)	$3,208,493	—		$—
	26,000	—	$35.28	8/17/2025	16,874	(5)	$3,219,559	—		$—
	—	—	—	—	14,413	(6)	$2,750,000	—		$—
Edward W. Gaty	—	—	—	—	5,500	(2)	$1,049,400	4,822	(8)	$920,038
	—	—	—	—	9,452	(3)	$1,803,442	—		$—
	—	—	—	—	11,211	(4)	$2,139,059	—		$—
	—	—	—	—	11,250	(5)	$2,146,500	—		$—
	—	—	—	—	9,609	(6)	$1,833,397	—		$—
Mark S. Kinsey	—	—	—	—	4,550	(2)	$868,140	4,602	(8)	$878,062
	—	—	—	—	8,860	(3)	$1,690,488	—		$—
	—	—	—	—	10,701	(4)	$2,041,751	—		$—
	—	—	—	—	10,738	(5)	$2,048,810	—		$—
	—	—	—	—	9,172	(6)	$1,750,018	—		$—

(1)	Shares of common stock.
(2)	The RSUs will vest annually in four equal installments beginning on August 15, 2018.
(3)	The RSUs will vest annually in four equal installments beginning on August 15, 2019.
(4)	The RSUs will vest annually in four equal installments beginning on August 15, 2020.
(5)	The RSUs will vest annually in four equal installments beginning on August 16, 2021.
(6)

The RSUs were granted on August 15, 2019 and will vest on August 15, 2022 based on recurring and other revenue growth rates through fiscal 2021 measured from fiscal 2019. The amount included in the table reflects the number of RSUs that have been earned but have not yet vested based on actual achievement of the maximum performance goal as modified by the Committee on August 10, 2020.

(7)	The RSUs will vest annually in four equal installments beginning on September 18, 2018.
(8)

The MSUs were granted on August 16, 2020 and will vest on September 1, 2023 based on TSR percentile rank performance targets achieved between August 31, 2020 and August 31,2023 as compared to the Russell 3000 Index. The amount included in the table reflects the number of MSUs that have not vested or been earned based on the target performance goal. The amounts reported in the table do not correspond to the actual economic value that our named executive officers may receive from these awards.

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Compensation of Named Executive Officers

Option Exercises and Stock Vested in Fiscal 2021

The following table sets forth the number of shares of common stock acquired during fiscal 2021 by our named executive officers upon the exercise of stock options and the vesting of restricted stock unit awards and the value realized upon such exercise or vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)	Value Realized on Vesting ($)(2)
Steven R. Beauchamp	240,000	$40,781,400	90,625	$11,920,695
Toby J. Williams	—	—	40,764	$5,597,873
Michael R. Haske	120,000	$19,923,600	43,905	$5,775,574
Edward W. Gaty	—	—	25,389	$3,339,748
Mark S. Kinsey	—	—	22,707	$2,987,109

(1)

Calculated by multiplying (i) the fair market value of common stock on the exercise date, which was determined using the closing price on Nasdaq of a share of common stock on the date prior to the day of exercise, or if such day is a holiday, on the immediately preceding trading day, or the disposition price if the shares are disposed of in a disqualified disposition, minus the exercise price, by (ii) the number of shares of common stock acquired upon exercise.

(2)

Calculated by multiplying (i) the fair market value of common stock on the vesting date, which was determined using the closing price on Nasdaq of a share of common stock on the date prior to the day of vesting, or if such day is a holiday, on the immediately preceding trading day, by (ii) the number of shares of common stock acquired upon vesting.

Potential Payments Upon Termination or Change in Control

Each of Messrs. Beauchamp, Williams, Haske, Gaty and Kinsey is subject to certain obligations relating to non-competition, non-solicitation, proprietary information and assignment of inventions. Pursuant to these obligations, each named executive officer has agreed not to solicit our employees or customers during employment and for a period of 12 months after the termination of employment, not to compete with us or assist any other person to compete with us during employment and for a period of 12 months after the termination of employment, and to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of employment.

The table below estimates the payments and benefits that each of our named executive officers would have received in the event his employment had been involuntarily terminated without death, disability or “cause” (as defined in each of their respective employment agreements and discussed in “Compensation of Named Executive Officers –Employment Agreements and Arrangements”), not in connection with a change in control as of June 30, 2021.

	Cash Payments		Equity Acceleration
Name	Salary ($)	Bonus ($)	Shares	Market Value of Accelerated Equity (net of exercise price, if any) ($)	Total ($)
Steven R. Beauchamp	$560,000	$—	—	$—	$560,000
Toby J. Williams	$400,000	$—	—	$—	$400,000
Michael R. Haske	$455,000	$—	—	$—	$455,000
Edward W. Gaty[1]	$—	$—	—	$—	$—
Mark S. Kinsey	$335,000	$—	—	$—	$335,000

(1)	Mr. Gaty voluntarily departed from his role as Senior Vice President of Product and Technology on October 1, 2021. The Company did not pay any amounts to him upon his termination.

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Compensation of Named Executive Officers

The table below estimates the payments and benefits that each of our named executive officers would have received in the event his employment had been involuntarily terminated without death, disability or “cause,” immediately following a change in control, assuming the termination occurred on June 30, 2021. See “Compensation of Named Executive Officers — Employment Agreements and Arrangements” and each employee’s employment agreement for the definition of “cause.”

	Cash Payments		Equity Acceleration
Name	Salary ($)	Bonus ($)	Shares	Market Value of Accelerated Equity (net of exercise price, if any) ($)(1)	Total ($)
Steven R. Beauchamp	$560,000	$ —	127,234	$24,276,247	$24,836,247
Toby J. Williams	$400,000	$ —	66,327	$12,655,192	$13,055,192
Michael R. Haske	$455,000	$ —	60,730	$11,587,284	$12,042,284
Edward W. Gaty[2]	$—	$ —	—	$—	$—
Mark S. Kinsey	$335,000	$ —	34,849	$6,649,189	$6,984,189

(1)	Based upon a closing price of $190.80 of our common stock on the NASDAQ stock exchange on June 30, 2021. The market value of RSU acceleration is calculated by multiplying (i) $190.80, by (ii) the number of shares of common stock underlying the accelerated RSUs.
(2)	Mr. Gaty voluntarily departed from his role as Senior Vice President of Product and Technology on October 1, 2021. The Company did not pay any amounts to him upon his termination.

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing disclosure regarding the ratio of the annual total compensation of Mr. Beauchamp, our Chief Executive Officer (“CEO”), to that of our median employee. SEC rules allow us to select a methodology for identifying our median employee in a manner that is most appropriate based on our size, organizational structure and compensation plans, policies and procedures.

In determining our median employee, we chose June 30, 2021, the last day of our recently completed fiscal year, as the determination date. As of that date, we employed approximately 4,150 full-time, part-time and seasonal employees, substantially all of which were employed in the United States. Contractors and other non-employees were not included in our employee population. Our median employee was determined based on total annual base pay, the value of annual cash incentive awards and other cash compensation paid in fiscal 2021 (bonuses, commissions, overtime, etc.) and the grant date fair value of equity awards granted during fiscal 2021 for all employees except our CEO. We annualized the base pay and any applicable sales commissions for those employees who commenced work or were on a partial year leave of absence during fiscal 2021.

Once we identified the median employee, we calculated that employee’s compensation utilizing the same methodology reflected under “Compensation of Named Executive Officers – Summary Compensation Table”, which, for fiscal 2021, includes the effect of the modification of our CEO’s PRSUs. Based on our calculation for fiscal 2021, our CEO’s annual total compensation was $14,980,789, and our median employee’s annual total compensation was $74,522. Accordingly, we estimated our CEO Pay Ratio for fiscal 2021 to be 201:1. We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules, based on our payroll and employment records and the methodology described above.

Summary of Equity Plans

2008 Equity Incentive Plan

Our 2008 Equity Incentive Plan, as amended, was adopted by our board of directors and approved by our stockholders on May 13, 2008 and was most recently amended in June 2012. Our 2008 Equity Incentive Plan provided for the grant of incentive stock options, non-statutory stock options, stock awards (both restricted and unrestricted) and restricted stock unit awards to our employees, directors, consultants and independent contractors. We no longer grant awards

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Compensation of Named Executive Officers

under our 2008 Equity Incentive Plan. Instead, we grant equity awards under our 2014 Equity Incentive Plan after our initial public offering. However, our 2008 Equity Incentive Plan continues to govern the terms and conditions of all outstanding equity awards granted under the 2008 Equity Incentive Plan.

The standard form of option agreement under the 2008 Equity Incentive Plan provides that options will vest 25% on the first anniversary of the vesting commencement date, with the remainder vesting in equal annual installments over the vesting schedule, subject to continued service through each applicable vesting date. Under our 2008 Equity Incentive Plan, our board of directors has the authority to provide for accelerated vesting in connection with a change in control, as defined in the 2008 Equity Incentive Plan. In the event of a change in control, our board of directors may require the substitution of outstanding equity awards for similar rights in the acquiring entity. In the alternative, our board of directors may provide that all outstanding options be canceled in exchange for an amount per option share equal to the greater of (i) the highest per share price offered to the holders of our common stock in the change in control minus the exercise price per option share or (ii) the fair market value of a share of our common stock on the date of the change in control minus the exercise price per option share. In the case of outstanding shares of restricted stock or restricted stock units, our board of directors may provide that such shares or units be canceled in exchange for an amount per share or unit equal to the greater of (i) the highest per share price offered to the holders of our common stock in the change in control or (ii) the fair market value of a share of our common stock on the date of the change in control.

Our 2008 Equity Incentive Plan provides that our board of directors, or its designated committee, will equitably and proportionally adjust or substitute outstanding awards upon certain events, including, without limitation, changes in our capitalization through stock splits, recapitalizations, mergers or consolidations. The standard form of option agreement under our 2008 Equity Incentive Plan provides that the participants will not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of our stock or any rights to acquire our stock for such period of time from and after the effective date of this registration statement as may be established by the underwriter of our initial public offering.

2014 Equity Incentive Plan

Our 2014 Equity Incentive Plan was approved by our board of directors and our stockholders in February 2014 and became effective immediately prior to the closing of our initial public offering in March 2014. The 2014 Equity Incentive Plan serves as the successor to the 2008 Equity Incentive Plan. It is intended to make available incentives that will assist us to attract, retain and motivate employees (including officers), consultants and directors. We may provide these incentives through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and units and other cash-based or stock-based awards.

As of June 30, 2021, options to purchase 764,290 shares of our common stock, 1,388,568 restricted stock units and 58,221 market share units were outstanding. In addition, a total of 10,311,678 shares of our common stock were authorized and reserved for future grant under the 2014 Equity Incentive Plan. This reserve may increase on January 1 of each year through 2024, by an amount equal to the lesser of the following:

●	4.5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or
●	an amount determined by our board of directors.

Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the 2014 Equity Incentive Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards which expire or are cancelled or forfeited will again become available for issuance under the 2014 Equity Incentive Plan. The shares available are not reduced by awards settled in cash or by shares withheld to satisfy tax withholding obligations; the net number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under the 2014 Equity Incentive Plan.

The 2014 Equity Incentive Plan is generally administered by the Committee. Subject to the provisions of the 2014 Equity Incentive Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the sizes of such awards and all of their terms and conditions. The Committee has the authority to construe and interpret the terms of the 2014 Equity Incentive Plan and awards granted under it. The 2014 Equity Incentive Plan provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all

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judgments, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2014 Equity Incentive Plan.

The 2014 Equity Incentive Plan authorizes the Committee, without further stockholder approval, to provide for the cancellation of stock options or stock appreciation rights with exercise prices in excess of the fair market value of the underlying shares of common stock in exchange for new options or other equity awards with exercise prices equal to the fair market value of the underlying common stock or a cash payment.

Awards may be granted under the 2014 Equity Incentive Plan to our employees (including named executive officers), directors or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. All awards are evidenced by a written agreement between us and the holder of the award and may include any of the following:

●	Stock options. We may grant non-statutory stock options or incentive stock options (as described in Section 422 of the Internal Revenue Code), each of which gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to purchase a number of shares of our common stock at an exercise price per share determined by the administrator, which may not be less than the fair market value of a share of our common stock on the date of grant.
●	Stock appreciation rights. A stock appreciation right gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. We may pay the appreciation in shares of our common stock or in cash, except that a stock appreciation right granted in tandem with a related option is payable only in stock.
●	Restricted stock. The administrator may grant restricted stock awards either as a bonus or as a purchase right at such price as the administrator determines. Shares of restricted stock remain subject to forfeiture until vested based on such terms and conditions as the administrator specifies. Holders of restricted stock will have the right to vote the shares and to receive any dividends paid, except that the dividends may be subject to the same vesting conditions as the related shares.
●	Restricted stock units. Restricted stock units represent rights to receive shares of our common stock (or their value in cash) at a future date without payment of a purchase price (unless required under applicable state corporate laws), subject to vesting or other conditions specified by the administrator. Holders of restricted stock units have no voting rights or rights to receive cash dividends unless and until shares of common stock are issued in settlement of such awards. The administrator, however, may grant restricted stock units that entitle their holders to dividend equivalent rights.
●	Performance shares and performance units. Performance shares and performance units are awards that will result in a payment to their holder only if specified performance goals are achieved during a specified performance period. Performance share awards are rights denominated in shares of our common stock, while performance unit awards are rights denominated in dollars. The administrator establishes the applicable performance goals based on one or more measures of business performance enumerated in the 2014 Equity Incentive Plan, such as net revenues, gross margin, net income or total stockholder return. To the extent earned, performance share and unit awards may be settled in cash or in shares of our common stock. Holders of performance shares or performance units have no voting rights or rights to receive cash dividends unless and until shares of common stock are issued in settlement of such awards. The administrator, however, may grant performance shares that entitle their holders to dividend equivalent rights.
●	Cash-based awards and other stock-based awards. The administrator may grant cash-based awards that specify a monetary payment or range of payments or other stock-based awards that specify a number or range of shares or units that, in either case, are subject to vesting or other conditions specified by the administrator. Settlement of these awards may be in cash or shares of our common stock, as determined by the administrator. The holder will have no voting rights or right to receive cash dividends unless and until shares of our common stock are issued pursuant to the award. The administrator may grant equivalent dividend rights with respect to other stock-based awards.

In the event of a change in control as described in the 2014 Equity Incentive Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the 2014 Equity Incentive Plan or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The

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Compensation of Named Executive Officers

Committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the board of directors who are not employees will automatically be accelerated in full. The 2014 Equity Incentive Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.

The 2014 Equity Incentive Plan will continue in effect until it is terminated by the administrator, provided, however, that all awards will be granted, if at all, within 10 years of its effective date. The administrator may amend, suspend or terminate the 2014 Equity Incentive Plan at any time, provided that without stockholder approval, the plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law or listing rule.

2014 Employee Stock Purchase Plan

In connection with our initial public offering in 2014, our board of directors adopted and our stockholders approved our 2014 Employee Stock Purchase Plan (“ESPP”). A total of 1,192,987 shares of our common stock are available for sale under our ESPP as of June 30, 2021. In addition, our ESPP provides for annual increases in the number of shares available for issuance under the ESPP on January 1 of each year through 2024 that may be equal to the lesser of the following:

●	400,000 shares;
●	0.75% of the issued and outstanding shares of our common stock on the immediately preceding December 31; or
●	such other amount as may be determined by our board of directors.

Appropriate adjustments will be made in the number of authorized shares and in outstanding purchase rights to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to purchase rights which expire or are cancelled will again become available for issuance under the ESPP.

The Committee administers and has full authority to interpret the terms of the ESPP. The ESPP provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all judgments, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the ESPP.

All of our employees, including our named executive officers, are eligible to participate if they are customarily employed by us for more than 20 hours per week and more than five months in any calendar year. However, an employee may not be granted rights to purchase stock under our ESPP if such employee:

●	immediately after the grant would own stock or options to purchase stock possessing 5.0% or more of the total combined voting power or value of all classes of our capital stock; or
●	holds rights to purchase stock under all of our employee stock purchase plans that would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year in which the right to be granted would be outstanding at any time.

Our ESPP is intended to qualify under Section 423 of the Internal Revenue Code. The ESPP will typically be implemented through consecutive offering periods, generally starting on the first trading day on or after May 16 and November 16 of each year. The administrator may, in its discretion, modify the terms of future offering periods, including establishing offering periods of up to 27 months and providing for multiple purchase dates.

Our ESPP permits participants to purchase common stock through payroll deductions of no less than 1% and up to 10% of their eligible cash compensation, which includes a participant’s regular base wages or salary and payments of overtime, shift premiums and paid time off before deduction of taxes and certain compensation deferrals.

Amounts deducted and accumulated from participant compensation are used to purchase shares of our common stock at the end of each offering period. Unless otherwise provided by the administrator, the purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the first trading day of the offering

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Compensation of Named Executive Officers

period or on the purchase date. Participants may end their participation at any time during an offering period and will receive a refund of their account balances not yet used to purchase shares. Participation ends automatically upon termination of employment with us.

Prior to the beginning of any offering period, the administrator may alter the maximum number of shares that may be purchased by any participant during the offering period or specify a maximum aggregate number of shares that may be purchased by all participants in the offering period. If insufficient shares remain available under the plan to permit all participants to purchase the number of shares to which they would otherwise be entitled, the administrator will make a pro rata allocation of the available shares. Any amounts withheld from participants’ compensation in excess of the amounts used to purchase shares will be refunded without interest.

A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP. In the event of a change in control, an acquiring or successor corporation may assume our rights and obligations under outstanding purchase rights or substitute substantially equivalent purchase rights. If the acquiring or successor corporation does not assume or substitute for outstanding purchase rights, then the purchase date of the offering periods then in progress will be accelerated to a date prior to the change in control. Our ESPP will continue in effect until terminated by the administrator. The Committee has the authority to amend, suspend or terminate our ESPP at any time.

Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for our named executive officers during fiscal 2021.

Nonqualified Deferred Compensation

We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our named executive officers during fiscal 2021.

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Equity Compensation Plan Information

We currently maintain three compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants. These consist of the 2008 Equity Incentive Plan (the “2008 Plan”), the 2014 Equity Incentive Plan (the “2014 Plan”) and the 2014 Employee Stock Purchase Plan (the “ESPP”), each of which has been approved by our stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of June 30, 2021:

Plan Category	Number of shares to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)		Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	2,211,079	$16.06	(1)	11,504,665	(2)
Equity compensation plans not approved by stockholders	—	—		—
Total	2,211,079	$16.06		11,504,665

(1)	The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price.
(2)	Includes 10,311,678 shares of common stock available for issuance in connection with future awards under our 2014 Plan and 1,192,987 shares of common stock available for future issuance under the ESPP. The 2014 Plan provides that the number of shares reserved for issuance under that plan may increase on January 1, 2022 and each subsequent anniversary through 2024, by an amount equal to the lesser of (i) 4.5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) an amount determined by the board. The ESPP provides that the number of shares reserved for issuance under that plan may increase on January 1, 2022 and each subsequent anniversary through 2024 equal to the lesser of (i) 400,000 shares, (ii) 0.75% of the issued and outstanding shares of our common stock on the immediately preceding December 31 or (iii) such other amount as may be determined by the board.

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Certain Relationships and Related Party Transactions

Related Party Transaction Policy

We have a written policy on authorizations, the Related Party Transactions Policy, which includes specific provisions for related party transactions. Pursuant to the Related Party Transactions Policy, related party transactions include any transaction, arrangement or relationship, or series of such transactions, including any indebtedness or guarantees, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. In the event that a related party transaction is identified, such transaction must be reported to our Corporate Secretary and subsequently must be reviewed and approved or ratified by the chairman of our audit committee or our full audit committee, depending on the amount of the transaction. Any member of the audit committee who is one of the parties in the related party transaction and who has a direct material interest in the transaction may not participate in the approval of the transaction. The audit committee has pre-approved certain potential related party transactions in advance including employment of executive officers and director compensation.

Related Party Transactions

In August 2021, we acquired all of the equity interests of Blue Marble Payroll, LLC (“Blue Marble”) through an acquisition for purchase price consideration of $60,000,000, subject to working capital and certain other customary purchase price adjustments, which was paid in cash upon closing (the “Acquisition”). Mr. Sarowitz indirectly beneficially owned approximately 95.0% of Blue Marble and received his proportionate share of the consideration in connection with the Acquisition. Mr. Sarowitz is also a significant stockholder of Payescape Limited (“Payescape”), a private company that provides in-country payroll services to Blue Marble in the United Kingdom. After the closing of the acquisition in August 2021, Blue Marble paid for approximately $117,000 of services from Payescape in the ordinary course of business.

The Acquisition and the Payescape related party transaction were reviewed and approved by the audit committee in accordance with our Related Party Transactions Policy. The audit committee engaged its own financial advisor and the financial advisor provided the audit committee with a fairness opinion in connection with the Acquisition. After extensive deliberation, the audit committee concluded that the transaction terms were fair to Paylocity and the Acquisition was in the best interest of Paylocity and its stockholders. The audit committee unanimously approved the Acquisition and the Payescape related party transaction.

Besides the items noted above, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, except for the compensation and other arrangements described in “Compensation of Named Executive Officers” and “Corporate Governance—Compensation of Directors” elsewhere in this Proxy Statement and the transactions described below.

Stock Awards Granted to Executive Officers and Directors

We have granted stock options and restricted stock units to our executive officers. We have also granted restricted stock units to our board of directors. For more information regarding certain of these equity awards, see “Corporate Governance—Compensation of Directors,” “Compensation of Named Executive Officers—Summary Compensation Table” and elsewhere in this Proxy Statement.

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Certain Relationships and Related Party Transactions

Investor Rights Agreement

We are party to an amended and restated investor rights agreement with certain of our stockholders. The amended and restated investor rights agreement grants such stockholders certain registration rights, which include demand registration rights, piggyback registration rights and short-form registration rights, with respect to shares of our common stock.

Employment Agreements

We have entered into employment agreements with each of our executive officers. These employment agreements provide for severance payments upon termination of the executive in certain circumstances and acceleration of vesting of stock options and time-based restricted stock units upon the occurrence of a change in control. Please see “Compensation of Named Executive Officers—Employment Agreements and Arrangements” elsewhere in this Proxy Statement for a summary of the potential payments to our named executive officers upon the occurrence of termination or a change in control.

Indemnification of Officers and Directors

As permitted by Delaware law, our amended and restated certificate of incorporation provides that, to the fullest extent permitted by Delaware law, no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law, such protection would be not available for liability:

●	for any breach of a duty of loyalty to us or our stockholders;
●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
●	for any transaction from which the director derived an improper benefit; or
●	for an act or omission for which the liability of a director is expressly provided by an applicable statute, including unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law.

Our amended and restated certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of the amended and restated certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the amended and restated bylaws are not exclusive.

We have entered into indemnity agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law and our amended and restated certificate of incorporation and bylaws for expenses such as, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action by or in our right, arising out of the person’s services as our director or executive officer or as the director or executive officer of any subsidiary of ours or any other company or enterprise to which the person provides services at our request. We also maintain directors’ and officers’ liability insurance.

56     Paylocity 2022 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table and footnotes set forth information with respect to the beneficial ownership of our common stock as of September 30, 2021 by the following:

●	each stockholder, or group of affiliated stockholders, who we know beneficially owns more than 5% of the outstanding shares of our common stock;
●	each of our named executive officers;
●	each of our current directors; and
●	all of our current directors and current executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power.

Applicable percentage ownership in the following table is based on 55,018,725 shares of common stock outstanding as of September 30, 2021. Shares of common stock subject to options currently exercisable or exercisable within 60 days of September 30, 2021 and RSU awards vesting within 60 days of September 30, 2021 are deemed to be outstanding for calculating the number and percentage of outstanding shares of the person holding such options and RSU awards but are not deemed to be outstanding for calculating the percentage ownership of any other person. Beneficial ownership or voting power representing less than 1% is denoted with an asterisk (*).

Shares shown in the table below include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person’s spouse.

Unless otherwise noted below, the address of each person listed on the table is c/o Paylocity Holding Corporation, 1400 American Lane, Schaumburg, Illinois 60173.

Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock Owned
5% Stockholders:
T. Rowe Price Associates, Inc.(1)	7,180,653	13.1%
Blackrock, Inc.(2)	3,565,639	6.5%
The Vanguard Group(3)	3,498,328	6.4%
Named Executive Officers and Directors:
Steven I. Sarowitz(4)	12,095,773	22.0%
Steven R. Beauchamp(5)	2,131,086	3.9%
Michael R. Haske(6)	872,859	1.6%
Jeffrey T. Diehl(7)	616,445	1.1%
Toby J. Williams(8)	45,794	*
Andres Reiner(9)	23,210	*
Edward W. Gaty(10)	22,588	*
Mark S. Kinsey(11)	22,063	*
Ellen Carnahan(12)	13,551	*
Ronald V. Waters III(13)	10,963	*
Virginia G. Breen(14)	5,118	*
Robin Pederson(15)	1,816	*
Kenneth Robinson(16)	1,656	*
All executive officers and directors as a group (13 persons)(17)	15,862,922	28.8%

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Security Ownership of Certain Beneficial Owners and Management

(1)	Based on information contained in Amendment No. 2 to a Schedule 13G filed by T. Rowe Price Associates (“T. Rowe Price”) on February 16, 2021, T. Rowe Price (i) had sole voting power over 1,607,189 shares of common stock and T. Rowe Price New Horizons Fund, Inc. (“New Horizons”) had sole voting power over 4,781,794 shares of common stock and (ii) T. Rowe Price had sole dispositive power over 7,180,653 shares of common stock. T. Rowe Price is located at 100 East Pratt Street, Baltimore, MD 21202.
(2)	Based on information contained in Amendment Based on information contained in Amendment No. 1 to a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on January 29, 2021, BlackRock had sole voting power over 3,415,905 shares of common stock and sole dispositive power over 3,565,639 shares of common stock. BlackRock is located at 55 East 52nd Street, New York, NY 10055.
(3)	Based on information contained in Amendment No. 2 to a Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 10, 2021, Vanguard had zero sole voting power in shares of common stock, shared voting power over 29,296 shares of common stock, sole dispositive power over 3,438,126 shares of common stock and shared dispositive power over 60,202 shares of common stock. Vanguard is located at 100 Vanguard Blvd., Malvern, PA 19355.
(4)	Includes 235 shares issuable upon vesting of restricted stock units within 60 days of September 30, 2021. Mr. Sarowitz is our Chairman of the Board.
(5)	Includes 267,066 shares issuable upon the exercise of options exercisable within 60 days of September 30, 2021, 220,000 shares held by the IRIE Family Trust where Mr. Beauchamp’s spouse is the trustee and 10,000 shares held by IRIE Foundation, a private charitable foundation controlled by Mr. Beauchamp. Mr. Beauchamp is our Chief Executive Officer and is a member of our board of directors.
(6)	Includes 156,666 shares issuable upon the exercise of options exercisable within 60 days of September 30, 2021. Mr. Haske is our President and Chief Operating Officer.
(7)	Represents 235 shares issuable to Jeffrey T. Diehl upon the vesting of restricted stock units within 60 days of September 30, 2021, 114,813 shares held by Adams Street 2006 Direct Fund, L.P. (“AS 2006”), 129,653 shares held by Adams Street 2007 Direct Fund, L.P. (“AS 2007”), 185,419 shares held by Adams Street 2008 Direct Fund, L.P. (“AS 2008”), 38,434 shares held by Adams Street 2009 Direct Fund, L.P. (“AS 2009”), 21,831 shares held by Adams Street 2010 Direct Fund, L.P. (“AS 2010”), 17,542 shares held by Adams Street 2011 Direct Fund LP (“AS 2011”), 17,602 shares held by Adams Street 2012 Direct Fund LP (“AS 2012”), and 67,906 shares of common stock held by Adams Street Co-Investment Fund II, L.P. (“AS Co-Invest II”). The shares owned by AS 2006, AS 2007, AS 2008, AS 2009, AS 2010, AS 2011, AS 2012 and AS Co-Invest II may be deemed to be beneficially owned by Adams Street Partners, LLC (“ASP”), the managing member of the general partner of each of AS 2006, AS 2007, AS 2008, AS 2009, AS 2010, AS 2011, AS 2012 and AS Co-Invest II. Thomas S. Bremner, Jeffrey T. Diehl, Elisha P. Gould, Robin Murray, and Fred Wang, each of whom is a partner of ASP (or a subsidiary thereof) may be deemed to have shared voting and investment power over the shares. The address of each of AS 2006, AS 2007, AS 2008, AS 2009, AS 2010, AS 2011, AS 2012, AS Co-Invest II and ASP is One North Wacker Drive, Suite 2200, Chicago, Illinois 60606. Mr. Diehl is a member of our board of directors.
(8)	Mr. Williams is our Chief Financial Officer.
(9)	Includes 235 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2021. Mr. Reiner is a member of our board of directors.
(10)	Mr. Gaty is our Senior Vice President of Product and Technology.
(11)	Mr. Kinsey is our Senior Vice President of Operations.
(12)	Includes 235 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2021. Ms. Carnahan is a member of our board of directors.
(13)	Includes 235 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2021. Mr. Waters is a member of our board of directors.
(14)	Includes 235 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2021. Ms. Breen is a member of our board of directors.
(15)	Includes 235 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2021. Mr. Pederson is a member of our board of directors.
(16)	Includes 235 shares issuable upon the vesting of restricted stock units within 60 days of September 30, 2021. Ms. Robinson is a member of our board of directors.
(17)	Includes 423,732 shares issuable upon the exercise of options exercisable and 1,880 shares issuable upon the vesting of restricted stock units, in each case within 60 days of September 30, 2021.

58     Paylocity 2022 Proxy Statement

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders during the fiscal year ended June 30, 2021 were satisfied.

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Proposal No. 3 Advisory Vote to Approve the Compensation of Our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“the Dodd-Frank Act”), and Section 14A of the Exchange Act enable our stockholders to vote to approve, on an advisory or nonbinding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. We currently conduct advisory votes on executive compensation every one year, with the next vote to occur at the 2022 annual meeting.

Our compensation committee and the board of directors believe that our executive compensation program, as described in the section titled “Compensation Discussion and Analysis,” the compensation tables and the related narratives and other materials in this Proxy Statement reflects our philosophy of linking the compensation of our executive officers with our performance. Our compensation committee and the board believe that the executive compensation program is reasonable and effective in that it aligns the interests of our executive officers with both the short-term and long-term interests of our stockholders.

This proposal gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program through the following resolution:

“RESOLVED, that the compensation of our named executive officers, as described in the section titled “Compensation Discussion and Analysis,” the compensation tables and the related narratives and other materials in this Proxy Statement are hereby approved.”

Because this vote is advisory, it will not be binding upon the board of directors or our compensation committee. However, our compensation committee will carefully consider the outcome of the vote when determining future executive compensation arrangements. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. For information on how our compensation committee considered the 2021 advisory vote on executive compensation, see “Compensation Discussion and Analysis - Response to the 2021 Advisory Vote on Executive Compensation and Future Advisory Vote”.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the voting power of the shares present at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting is required for approval of this proposal. Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that you vote “FOR” approval of the advisory vote to approve the compensation of our named executive officers.

60     Paylocity 2022 Proxy Statement

Proposal No. 4 Declassification of the Board of Directors

Our First Amended and Restated Certificate of Incorporation provides that our board of directors is divided into three classes, with each class elected every three years. On the recommendation of the nominating and corporate governance committee, our board of directors has approved, and recommends that the stockholders approve, an amendment and restatement of our First Amended and Restated Certificate of Incorporation to eliminate the classified board structure in order to provide for the annual election of all directors.

If approved, this proposal would become effective upon the filing of a second amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, which we would do promptly after stockholder approval is obtained. The declassification of our board of directors would be phased in so that it would not affect the unexpired term of any director elected before the 2022 annual meeting. Directors elected prior to the effectiveness of the amendment would stand for election for one-year terms once their then-current terms expire. This means that directors whose terms expire at the 2023 and 2024 Annual Meetings of Stockholders would be elected for one-year terms, and beginning with the 2025 annual meeting, all directors would be elected for one-year terms at each annual meeting of stockholders. If this proposal is not approved, the board of directors will remain classified.

Background of Proposal

Our nominating and corporate governance committee and board of directors periodically consider our corporate governance practices and structures. As part of that process, the board of directors considers corporate trends, peer practices, the views of our institutional stockholders and the guidelines of proxy advisory firms. After balancing these interests, the board of directors, upon the recommendation of the nominating and corporate governance committee, has decided to submit this proposal to eliminate our classified board structure.

In making this decision, the board of directors considered that many public companies have taken action to declassify their boards of directors. The board of directors further weighed the merits of both a classified board of directors and an annually-elected board of directors. In conducting its evaluation, the board of directors considered the advantages of a classified board structure, such as promoting board stability and continuity, providing a greater opportunity to protect the interests of stockholders in the event of an unsolicited takeover offer and reinforcing a commitment to long-term perspectives and value creation for our stockholders. The board of directors also considered, however, the corporate governance trend towards annual elections of directors, as this may increase directors’ accountability to stockholders and enable shareholders to express their views on each director’s performance by means of an annual vote. Moreover, many institutional investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies.

Text of Proposed Amendment

Article VI of the Second Amended and Restated Certificate of Incorporation contains the provisions that will be affected if this proposal is adopted. This text of the Second Amended and Restated Certificate of Incorporation is set forth in Appendix A to this proxy statement and shows the proposed changes, with deletions indicated by strike-outs and additions indicated by underlining. The board of directors has also adopted conforming amendments to our Amended and Restated Bylaws, which would be effective immediately upon the effectiveness of the amendments to the Certificate of incorporation.

Vote Required and Board of Directors Recommendation

The affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the outstanding shares in voting power of the shares entitled to vote on the matter at the annual meeting is required for approval of this proposal. Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors unanimously recommends that you vote “FOR” the amendment to our First Amended and Restated Certificate of Incorporation. Proxies will be so voted unless stockholders specify otherwise in their proxies.

Paylocity 2022 Proxy Statement     61

Stockholder Proposals or Nominations to be Presented at Next Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2023 annual meeting. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b) (2), to the Corporate Secretary at our principal executive offices no later than the close of business on June 22, 2022 (120 days prior to the anniversary of this year’s mailing date). Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.

Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our nominating and corporate governance committee reviews all stockholder proposals and makes recommendations to the board for actions on such proposals. For information on qualifications of director nominees considered by our nominating and corporate governance committee, see the “Corporate Governance—Director Nominations” section of this Proxy Statement.

In addition, our Bylaws provide that any stockholder intending to nominate a candidate for election to the board or to propose any business at our 2023 annual meeting, other than non-binding proposals presented pursuant to Rule 14a-8 under the Exchange Act, must give notice to the Corporate Secretary at our principal executive offices, not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). The notice must include the information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder’s ownership of and agreements related to our stock. If the 2023 annual meeting is held more than 30 days before or after the first anniversary of the date of the 2022 annual meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2023 annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. We will not entertain any proposals or nominations at the meeting that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any stockholder proposal or nomination. To make a submission or request a copy of our Bylaws, stockholders should contact our Corporate Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

62     Paylocity 2022 Proxy Statement

Transaction of Other Business

At the date of this Proxy Statement, the board of directors knows of no other business that will be conducted at the 2022 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

Paylocity 2022 Proxy Statement     63

Stockholders Sharing the Same Last Name and Address

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Paylocity stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Proxy Statement and Annual Report and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and other proxy materials mailed to you, please submit a written request to our Corporate Secretary, Paylocity Holding Corporation, 1400 American Lane, Schaumburg, Illinois 60173, or call our Investor Relations department at 847-463-3200, and we will promptly send you what you have requested. You can also contact our Corporate Secretary or Investor Relations department if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

By order of the board of directors

Steven R. Beauchamp
Chief Executive Officer

October 21, 2021

64     Paylocity 2022 Proxy Statement

Appendix A

~~FIRST~~ SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
PAYLOCITY HOLDING CORPORATION

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Paylocity Holding Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”),

DOES HEREBY CERTIFY:

1.

That the name of the corporation is Paylocity Holding Corporation, and that this corporation was originally incorporated pursuant to the Delaware General Corporation Law on November 6, 2013 under the name Paylocity Holding Corporation.

2.

That the Board of Directors of the corporation duly adopted resolutions proposing to ~~amended~~ amend and restate the First Amended and Restated Certificate of Incorporation, as amended, of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor.

3.	The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation is Paylocity Holding Corporation (hereinafter referred to as the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

ARTICLE IV

A.

The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is 160,000,000 shares, consisting of: 155,000,000 shares of common stock, par value $0.001 per share (“Common Stock”) and 5,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

B.

Except as otherwise restricted by this ~~First~~ Second Amended and Restated Certificate of Incorporation (this “Certificate”), the Corporation is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.

Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

Paylocity 2022 Proxy Statement   A-1

Appendix A

C.	The designations and the powers, preferences and rights and qualifications, limitations or restrictions of the shares of each class of stock are as follows:
	1.	Common Stock
(a)

Each holder of record of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders of the Corporation on which holders of Common Stock are entitled to vote.

		(b)	The holders of shares of Common Stock shall not have cumulative voting rights (as defined in Section 214 of the DGCL).
(c)

Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation if, as and when declared thereon by the Board of Directors of the Corporation (the “Board of Directors”) from time to time out of assets or funds of the Corporation legally available therefor.

(d)

In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or provision for the payment of the debt and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts, if any, to which any series of Preferred Stock may be entitled, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation remaining for distribution in proportion to the number of shares held by them, respectively.

		(e)	No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.
2.

Preferred Stock. The shares of Preferred Stock shall initially be undesignated and may be issued from time to time in one or more additional series by the Board of Directors. The Board of Directors is hereby authorized, subject to any limitations prescribed by law, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon a wholly-unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but, in respect of decreases, not below the number of shares of such series then outstanding. In case the number of shares of any series should be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolutions originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of Preferred Stock.

ARTICLE V

The Corporation is to have a perpetual existence.

ARTICLE VI

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by law or by this Certificate or the bylaws of the Corporation, as the same may be amended from time to time (the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.	The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.
C.

Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

A-2   Paylocity 2022 Proxy Statement

Appendix A

D.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), the Chairman of the Board or the Chief Executive Officer.

E.

The number of directors shall be set at five (5) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). ~~Upon the closing date of the first sale of the Corporation’s Common Stock pursuant to a firmly underwritten registered public offering (the “Effective Date”)~~ Until the 2022 annual meeting of stockholders, the directors shall be divided into three classes ~~with the term of office of the first class (Class I) to expire at the first~~. Commencing with the 2022 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2023 annual meeting of the stockholders ~~following the Effective Date; the term of office of the second class (Class II) to expire at the second~~; at the 2023 annual meeting of the stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2024 annual meeting of the stockholders; and at each annual meeting of stockholders ~~following the Effective Date; the term of office of the third class (Class III) to expire at the third~~ of the Corporation thereafter, the directors elected at an annual meeting of stockholders ~~following the Effective Date; and thereafter for each such term to expire at third~~ to succeed those whose terms then expire shall hold office until the next succeeding annual meeting of stockholders ~~after such election. All directors shall hold office until the expiration of the term for which elected~~, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

F.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders described in Article VI(G) below) may be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders ~~at which the term of office of the class to which they have been elected expires,~~ and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

G.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders ~~at which the term of office of the class to which they have been elected expires~~, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

ARTICLE VII

No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director of the Corporation, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

Paylocity 2022 Proxy Statement   A-3

Appendix A

The Corporation shall indemnify any director or officer to the fullest extent permitted by Delaware law.

ARTICLE VIII

All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate in the Board of Directors, are hereby conferred upon the Board of Directors.

ARTICLE IX

The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors). The stockholders shall also have power to adopt, amend or repeal the Bylaws. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any adoption, amendment or repeal of Bylaws by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE X

The Corporation reserves the right to amend or repeal any provision contained in this Certificate in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, that, notwithstanding any other provision of this Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but subject to the rights of the holders of any series of Preferred Stock then outstanding and in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal any of the Articles in this Certificate.

ARTICLE XI

To the fullest extent permitted by law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law, this Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

IN WITNESS WHEREOF, the Corporation has caused this ~~First~~ Second Amended and Restated Certificate of Incorporation to be signed by the undersigned officer, thereunto duly authorized, on this ______ day of _______________, ~~2014~~ 2021.

PAYLOCITY HOLDING CORPORATION

By:

Steven Beauchamp
Chief Executive Officer

A-4   Paylocity 2022 Proxy Statement

Paylocity Holding Corporation

1400 American Lane
Schaumburg, Illinois 60173

paylocity.com
investors.paylocity.com

PAYLOCITY HOLDING CORPORATION 1400 AMERICAN LANE SCHAUMBURG, IL 60173

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 30, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PCTY2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 30, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D60796-P61425	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PAYLOCITY HOLDING CORPORATION		For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:		☐	☐	☐
1.	Election of Directors
Nominees:
01) Virginia G. Breen 02) Robin L. Pederson 03) Ronald V. Waters
To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain
2.	Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2022.	☐	☐	☐
3.	Advisory vote to approve compensation of named executive officers.	☐	☐	☐
4.	Approval of an amendment to our First Amended and Restated Certificate of Incorporation to declassify our board of directors.	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

D60797-P61425

PAYLOCITY HOLDING CORPORATION
Annual Meeting of Stockholders
December 1, 2021 8:30 AM CST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Steven R. Beauchamp and Toby J. Williams as proxies, with the power to appoint each of his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PAYLOCITY HOLDING CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, CST on December 1, 2021, virtually at www.virtualshareholdermeeting.com/PCTY2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side